UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE
14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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☐	Soliciting Material Pursuant to §240.14a-12
Webster Financial Corporation
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

Wednesday, April 24, 2024

3:00 p.m. Eastern Time

Virtual Meeting; Please visit www.virtualshareholdermeeting.com/WBS2024

To the Stockholders of Webster Financial Corporation:

You are cordially invited to attend the Webster Financial Corporation (“Webster”) Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, April 24, 2024 at 3:00 p.m., Eastern Time. The Annual Meeting will be held virtually via the Internet to allow us to facilitate participation for more stockholders, regardless of their geographic location, and provides us with another opportunity to reduce our environmental impact.

You will be able to participate in the virtual Annual Meeting, vote your shares electronically and submit live questions by visiting www.virtualshareholdermeeting.com/WBS2024. At the Annual Meeting, you will be asked to (i) elect eleven directors to serve for one-year terms; (ii) approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster; (iii) vote, on a non-binding basis, to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2024; and (iv) transact any other business that properly comes before the Annual Meeting or any adjournments thereof.

We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. It is important that your share(s) be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your shares via the Internet, by phone or by mail. If you attend the meeting and prefer to vote during the meeting, you may do so. Stockholders who attend the Annual Meeting by following the instructions in the Proxy Statement will be considered to be attending the meeting “in person.”

Sincerely,

John R. Ciulla
Chairman of the Board and Chief Executive Officer

200 Elm Street Stamford, Connecticut 06902

Notice of 2024 Annual Meeting of Stockholders	When April 24, 2024 3:00 p.m. Eastern Time	Where Virtual meeting; please visit www.virtualshareholdermeeting.com/WBS2024	Record Date Close of business on March 5, 2024

To the Stockholders of

Webster Financial Corporation:

You are cordially invited to attend the Webster Financial Corporation (the “Company”, “we”, “us,” “our”, or “Webster”) Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Wednesday, April 24, 2024 at 3:00 p.m., Eastern Time. We believe that a virtual meeting allows us to facilitate participation for more stockholders, regardless of their geographic location, and provides us with another opportunity to reduce our environmental impact.

The Board of Directors of the Company fixed the close of business on March 5, 2024 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. This Notice of Internet Availability of Proxy Materials or Proxy Statement are first being sent to stockholders on or about March 15, 2024.

You will be able to participate in the virtual Annual Meeting, vote your shares electronically, and submit questions by visiting www.virtualshareholdermeeting.com/WBS2024.

At the Annual Meeting, you will be asked to vote on the following matters:

Proposal	Description

Proposal 1.	Election of Directors - To elect eleven directors to serve for one-year terms

Proposal 2.	Say-on-Pay - To approve, on a non-binding, advisory basis, the compensation of the named executive officers (“NEOs”) of Webster

Proposal 3.	Auditor Ratification - To vote, on a non-binding basis, to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2024

Proposal 4.	Other Business - To transact any other business that properly comes before the Annual Meeting, or any adjournments thereof

The Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to attend the virtual Annual Meeting, please see “Attending the Annual Meeting” on page 1. Stockholders will be able to attend, vote and submit questions from any location via the Internet. Stockholders who attend the Annual Meeting by following the instructions in this Proxy Statement will be considered to be attending the meeting “in person.”

VOTING OPTIONS

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA:

Online	Phone	Mail

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held April 24, 2024: The Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our 2023 Annual Report, are available free of charge on the Investor Relations section of our website at https://investors.websterbank.com.

Whether or not you expect to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting, and our 2023 Annual Report.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your shares via the Internet at the website printed on your proxy card, by dialing the toll-free telephone number printed on your proxy card, or you may complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope. If you attend the virtual meeting and prefer to vote during the meeting, you may do so. If your common stock is held by a bank, broker, or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of common stock voted.

For a printed copy of the Proxy Statement, please send a written request to: Webster Financial Corporation, 200 Elm Street, Stamford, Connecticut 06902, Attention: Corporate Secretary.

If you have any questions or need assistance voting your shares, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200 (or banks, brokers, and other nominees can call collect at (203) 658-9400), or by emailing WBSinfo@investor.morrowsodali.com.

Sincerely,

John R. Ciulla
Chairman of the Board and Chief Executive Officer

Webster Financial Corporation

Webster Financial Corporation

Letter to the Stockholders

Notice of 2024 Annual Meeting of Stockholders

1	Proxy Statement Summary

5	Commitment to Corporate Responsibility

8	Election of Directors (Proposal 1)

8	Current Board Composition, Diversity and Refreshment

10	Director Skills and Experiences

11	Director Nominees

17	Board Meetings, Committees of the Board and Related Matters

17	Commitment to Good Governance Practices

17	Board Leadership Structure and Function

18	Committees of the Board

25	Selection and Recruitment of Directors

25	Majority Voting for Directors

25	Annual Board and Committee Self-Assessments

25	Procedure for Directly Contacting the Board

26	Non-Employee Director Compensation and Stock Ownership Guidelines

27	Executive Officers

30	Executive Compensation

30	Compensation Discussion and Analysis

48	Compensation Committee Interlocks and Insider Participation

48	Compensation Committee Report

49	Security Ownership of Certain Beneficial Owners and Management

49	Securities Owned by Management

50	Principal Holders of Voting Securities of Webster

51	Say-on-Pay (Proposal 2)

52	Auditor Ratification (Proposal 3)

52	Auditor Fee Information

52	Pre-Approval Policies and Procedures

53	Audit Committee Report

54	Additional Information

54	Transactions with Related Persons

54	Policies and Procedures Regarding Transactions with Related Persons

54	Method of Proxy Solicitation

54	Householding of Proxy Materials

54	Electronic Delivery of Annual Meeting Materials

54	Where You Can Find More Information

55	Information Not Incorporated into This Proxy Statement

55	Stockholder Proposals and Director Nominations

56	Questions and Answers

59	Other Business

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targets,” “continues,” “remains,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Any forward-looking statement made in this Proxy Statement speaks only as of the date on which it is made. Webster Financial Corporation (“Webster”, “we”, “our”, “us” or the “Company”) undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For additional information, please see the other reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including discussions under the “Forward-Looking Statements” and “Risk Factors” sections of Webster’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC and available on its website at www.sec.gov.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read this entire Proxy Statement carefully before you vote your shares.

2024 ANNUAL MEETING OF STOCKHOLDERS OF WEBSTER FINANCIAL CORPORATION (THE “ANNUAL MEETING”)	When April 24, 2024 3:00 p.m. Eastern Time	Where Virtual meeting; please visit www.virtualshareholdermeeting.com/WBS2024	Record Date Close of business on March 5, 2024

Agenda and Recommendations

	Proposal	Board Recommendation

Proposal 1	Election of Directors	✓ FOR each nominee See page 8

Proposal 2	Say-on-Pay	✓ FOR See page 51

Proposal 3	Auditor Ratification	✓ FOR See page 52

Attending the Annual Meeting

Our Annual Meeting this year will be held entirely online via live webcast. You may log into and attend the virtual Annual Meeting beginning at 2:45 p.m. Eastern Time on April 24, 2024. The Annual Meeting will begin promptly at 3:00 p.m. Eastern Time.

If you are a registered stockholder or beneficial owner of common stock holding shares at the close of business on the record date, you may attend the Annual Meeting by going to www.virtualshareholdermeeting.com/WBS2024 and logging in by entering your name, a valid email address and the 16-digit control number found on your proxy card, Notice of Internet Availability, or voting instruction form, as applicable. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 p.m. Eastern Time on April 23, 2024 and enter your 16-digit control number.

For additional information on voting, attendance and submitting questions for the Annual Meeting, please see the sections entitled “How do I attend the virtual Annual Meeting?”, “Will I be able to participate in the virtual Annual Meeting on the same basis I would be able to participate in a live annual meeting?” and “How do I vote my shares?”, beginning on page 56 of this Proxy Statement.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance online, or, if you requested printed copies of the proxy materials, by phone or by mail to ensure that your vote will be represented at the Annual Meeting.

No recording of the Annual Meeting is permitted, including audio and video recording.

Voting Your Shares

Your Vote is Important to Us

Regardless of whether you are planning to attend this year’s Annual Meeting, please submit your vote over the Internet, by phone or by mail by completing, signing, and returning your proxy card as soon as you can so that we can be assured of obtaining a quorum. A proxy that is signed and dated, but which does not contain voting instructions, will be voted as recommended by our Board of Directors (the “Board”) on each proposal.

Who Can Vote

The securities that can be voted at the Annual Meeting consist of shares of common stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares.

The Board fixed the close of business on March 5, 2024 as the record date for the determination of stockholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 8,357 holders of record of the 171,554,840 shares of common stock then outstanding and eligible to be voted at the Annual Meeting.

How to Vote

For shares held in “street name”. If your common stock is held by a bank, broker, or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of common stock voted.

Webster Financial Corporation - 2024 Proxy Statement | 1

For shares held in your own name. If you hold your common stock in your own name and not through a bank, broker, or other nominee, you may vote your shares of common stock:

•

By Telephone – You can vote your shares of common stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 23, 2024. Easy-to-follow voice prompts allow you to vote your shares of common stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

•

By Internet - The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 23, 2024. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

•	By Proxy Card – You can sign, date, and mail the proxy card in the enclosed postage-paid envelope.

•	In Person - You can attend the Annual Meeting virtually and vote during the meeting.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your common stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board.

Quorum and Vote Requirements

The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Stockholders’ votes will be tabulated by the person or persons appointed by the Board to act as inspectors of election for the Annual Meeting. Stockholders who attend the Annual Meeting by following the instructions in this Proxy Statement will be considered to be attending the meeting “in person.”

If you do not give instructions, whether the broker or other nominee can vote your shares depends on whether the proposal is considered “routine” or “non-routine” under New York Stock Exchange (“NYSE”) rules. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other nominee may vote on the proposal only if the owner provided voting instructions. A “broker non-vote” occurs when the broker or other nominee is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions.

Both abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum at the Annual Meeting.

Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast on Proposals 1 and 2 and therefore, will have no effect on the outcome of the votes for those proposals. Abstentions will not be counted for purposes of determining the number of votes cast on Proposal 3 and, therefore, will have no effect on the outcome of the vote for that proposal. Brokerage firms or other nominees have authority to vote customers’ unvoted shares held by such firms in street name on Proposal 3; however, if a broker or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

	Proposal	Vote Required for Approval(1)	Effect of Abstentions	Effect of Broker Non-Votes
Proposal 1	Election of Directors	“FOR” votes of the holders of a majority of the votes cast at the Annual Meeting	None; not counted as a “vote cast”	None; not counted as a “vote cast”
Proposal 2	Say-on-Pay	“FOR” votes of the holders of a majority of the votes cast at the Annual Meeting	None; not counted as a “vote cast”	None; not counted as a “vote cast”
Proposal 3	Auditor Ratification	“FOR” votes of the holders of a majority of the votes cast at the Annual Meeting	None; not counted as a “vote cast”	Brokers and other nominees may vote(2); Broker non-votes are not expected
(1)	Assuming the presence of a quorum at the Annual Meeting.
(2)	If a broker or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Solicitation

The Board is soliciting proxies for use at the Annual Meeting. We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice of Internet Availability of Proxy Materials, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of these materials will be furnished to banks, brokers, or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or colleagues. No additional compensation will be paid to these individuals for any such services. In addition, we engaged Morrow Sodali LLC to assist in the solicitation of proxies and provide related advice and informational support. For additional information about this engagement, please see “Additional Information—Method of Proxy Solicitation” below.

2 | Webster Financial Corporation - 2024 Proxy Statement

Webster’s Mission, Values and Culture

At Webster, we deliver financial solutions to help businesses, individuals, families and partners achieve their financial goals. Our values are reflected in our sustained dedication to serving our customers and our communities. Our culture is centered around delivering for our clients; strong risk management; responsible corporate citizenship; diversity, equity, inclusion and belonging and transparent governance. This is made possible thanks to the dedication, teamwork and commitment to our values demonstrated by Webster colleagues every day.

Business Highlights

Overcoming Difficult Industry Conditions

Beginning in March of 2023, the banking industry experienced significant volatility with multiple high-profile bank failures and industry-wide concerns related to unrealized losses on securities, deposit outflows, and available liquidity in the banking system. Despite these industry headwinds, Webster Bank N.A.’s (“Webster Bank”) diverse funding sources overcame these trends with total deposits at December 31, 2023 of $60.8 billion, representing a net $6.8 billion increase as compared to its total deposits at December 31, 2022, and Webster Bank’s loans to deposits ratio decreased to 83% as compared to 92% at December 31, 2022.

interLINK Acquisition

On January 11, 2023, Webster Bank acquired interLINK, a technology-enabled deposit management platform that administers over $9 billion of deposits from FDIC-insured cash sweep programs between banks and broker/dealers and clearing firms. The acquisition expanded Webster Bank’s deposit funding sources and scalable liquidity and added another technology-enabled channel to its already differentiated, omnichannel deposit gathering capabilities. At December 31, 2023, interLINK provided $5.7 billion of core deposit funding.

Sterling Integration Update

In July 2023, the Company executed and completed its transition to a unified core operating system (the “core conversion”) with Sterling Bancorp (“Sterling”), which marked a significant milestone in the Company’s overall integration process. The core conversion unified the majority of legacy Webster and Sterling technology platforms used to support Webster Bank’s daily operating activities. The core conversion and other actions taken in 2023 substantially completed the integration process.

Ametros Acquisition

On January 24, 2024, Webster Bank acquired Ametros Financial Corporation (“Ametros”), a custodian and administrator of medical funds from insurance claims’ settlements. Ametros managed their ongoing medical care through its CareGuard service and proprietary technology platform. The Company believes that the acquisition will provide a fast-growing source of low-cost and long-duration deposits, new sources of non-interest income, and will enhance the Company’s employee benefit/healthcare financial services expertise.

Corporate Governance Highlights

We believe in the importance of sound and effective corporate governance. Over the years, we forged an explicit link between our corporate culture and corporate governance by identifying our core values, communicating them and living them every day. With uncompromising commitment to our core principles, we continue to add value for our customers, stockholders, colleagues and the communities we serve. The Board has adopted corporate governance practices and policies that the Board and senior management believe promote this philosophy. Certain of such practices and policies are listed below and certain of those listed are discussed in greater detail elsewhere in this Proxy Statement.

Independent leadership

•	During 2023, 13 of our 15 directors were independent, and following this Annual Meeting, 10 of our 11 directors will be independent

•	Our Lead Independent Director is appointed in accordance with Webster’s Corporate Governance Policy

•	Independent directors comprise 100% of each of the Board’s Audit, Compensation, Nominating and Corporate Governance, Risk, and Technology Committees

•	Regular Board and committee executive sessions of independent directors are held without management present

Director accountability

•	All directors stand for election annually

•	Directors are elected by majority vote

•

Any incumbent director must, as a condition to nomination for re-election to the Board, submit a conditional (and generally irrevocable) letter of resignation to the Chairman of the Board; If an incumbent director is not elected, the Nominating and Corporate Governance Committee of the Board will consider the conditional resignation and recommend to the Board whether to accept or reject the resignation

•

All directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which they served during 2023

Measures to Support Board Effectiveness

•	Annual Board and committee self-assessment

•	Code of Business Conduct & Ethics applies to directors

•	Board orientation / education program

•	Director overboarding policy

Webster Financial Corporation - 2024 Proxy Statement | 3

Alignment with stockholder interests

•	Annual equity grant to non-employee directors

•	Stock ownership guidelines for directors and executive officers

•	Anti-hedging and anti-pledging policy

•	No supermajority voting provisions

•	No poison pill

Environmental, Social and Governance (“ESG”) practices

•

Our Corporate Responsibility Committee is comprised of senior executive leadership, overseeing the ESG Council and reporting on ESG and Corporate Responsibility efforts to the Nominating and Corporate Governance Committee

•	Robust enterprise risk management and corporate compliance functions, including cybersecurity and privacy policies

•	Regular engagement with stockholders and other stakeholders, including regulators

•	Implements a Community Investment Strategy, with a focus on affordable housing, community development and small business lending to minority and women-owned businesses and community support

•	Publishes Annual Corporate Responsibility Report detailing ESG efforts

Share Repurchase Program

Webster maintains a common stock repurchase program, approved by the Board on October 24, 2017, that authorizes management to purchase shares of Webster common stock in open market or privately negotiated transactions, through block trades, and pursuant to any adopted predetermined trading plan subject to the availability and trading price of stock, general market conditions, alternative uses for capital, regulatory considerations, and the Company’s financial performance. On April 27, 2022, the Board increased the Company’s authority to repurchase shares of Webster common stock under the repurchase program by $600.0 million. During the year ended December 31, 2023, the Company repurchased 2,667,149 shares under the repurchase program at a weighted-average price of $40.49 per share, totaling $108.0 million. At December 31, 2023, the Company’s remaining purchase authority was $293.4 million.

In addition, the Company periodically acquires Webster common stock outside of the repurchase program related to employee stock compensation plan activity. During the year ended December 31, 2023, the Company repurchased 315,729 shares at a weighted-average price of $51.48 per share, totaling $16.3 million for this purpose.

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COMMITMENT TO CORPORATE RESPONSIBILITY

COMMITMENT TO CORPORATE RESPONSIBILITY

Webster is a values-based, leading commercial bank focused on delivering financial solutions to businesses, individuals, families and partners. We offer differentiated lines of business, including Commercial Banking, Consumer Banking and our HSA Bank division, one of the country’s largest providers of employee benefits. Our culture is centered around delivering for our clients; strong risk management; responsible corporate citizenship; diversity, equity, inclusion and belonging; and transparent governance.

Board Oversight of Corporate Responsibility

In 2023, we continued to enhance our Corporate Responsibility program. The Board and its committees ensure that corporate responsibility principles, including ESG activities, are integrated into our business strategy in ways that optimize opportunities to make positive impacts while advancing long-term goals. We are committed to conducting our business in a safe, environmentally responsible, and sustainable manner and in a way that reflects our responsibilities to our stakeholders.

Our Board of Directors oversees Webster’s corporate responsibility efforts, led by the Nominating and Corporate Governance Committee. Our Corporate Responsibility Committee is comprised of senior executive leadership, overseeing the ESG Council activities and reporting on corporate responsibility and ESG efforts to the Nominating and Corporate Governance Committee. Our management-level ESG Council includes a cross-functional team with representatives from the Lines of Business, Audit, Compliance, Corporate Responsibility, Investor Relations, Legal, Operations and Risk. The ESG Council meets on a quarterly basis.

Our senior leadership team is tasked with driving results in these areas given the strategic importance of corporate responsibility. Against this backdrop, we engaged with internal and external stakeholders on our corporate responsibility strategy to help further inform our future direction and priorities. The four areas of focus for our corporate responsibility reporting are:

Economic Vitality

Webster believes strongly in empowering people and strengthening communities by expanding access to capital. Our Office of Corporate Responsibility (“OCR”) manages all community-facing activities across the Company, including Supplier Diversity; Community Reinvestment Act and Fair and Responsible Banking; Community Investment, Engagement and Philanthropy; Government Relations and Public Affairs; and all ESG efforts. This structure allows us to plan more strategically, support enterprise goals more effectively and use our resources more efficiently. The OCR also oversees Webster’s multi-year Community Investment Strategy, driving economic vitality in the communities we serve.

In developing the Community Investment Strategy, Webster worked with more than 100 community groups across our footprint, listening to their needs and concerns. The strategy has four key focus areas:

Small Business Lending	Affordable Housing	Community Development	Community Support

Notably in 2023, we:

•

Introduced our Special Purpose Credit Program, Webster You’re Home. The new program is aimed at expanding homeownership opportunities for low- to moderate-income first-time homebuyers, providing access to credit in economically-disadvantaged communities and helping to build generational wealth.

•	Launched our Minority and Women-owned Business Enterprise banking team, which works to support the growth and development of minority and women-owned small businesses across the footprint.

•

Expanded our signature Webster Finance Labs initiative. The Finance Labs are designed to help nonprofit partners in communities create opportunities for students to gain the skills needed for economic empowerment and financial success.

•

Continued to grow our Supplier Diversity program launching our Supplier Diversity portal to allow vendors to submit their company information for entry into Webster’s supplier database. Our Supplier Diversity program continues to be an enterprise-wide effort, partnering with Strategic Sourcing, Accounts Payable and our lines of business.

Additionally, we work to build vibrant and healthy communities through a variety of regional and local initiatives, along with key partnerships. Our colleagues have opportunities to make an impact as they share their time and skills in our communities. Webster provides all colleagues with 16 hours of paid time to volunteer at the organizations of their choice.

Webster Financial Corporation - 2024 Proxy Statement | 5

COMMITMENT TO CORPORATE RESPONSIBILITY

Valuing Our People

Webster’s core values are the foundation of our efforts to attract, acquire and retain talented colleagues for our business. As a values-driven organization, our colleagues are the cornerstone of our success. We believe that Diversity, Equity, Inclusion and Belonging (“DEIB”) is critical to our growth as a leading commercial bank. This commitment starts with Webster’s senior leadership team, who work to ensure that our commitment to DEIB is integrated with the way we do business. Our DEIB Council serves as a platform where senior leaders and representatives of our various business resource groups (“BRGs”) shape the strategy and actions of our DEIB efforts. The DEIB Council reports quarterly to the Corporate Responsibility Committee, providing an additional level of accountability. This Committee in turn reports to the Nominating and Governance Committee of the Board.

Webster proudly supports a host of BRGs that provide our colleagues with an authentic experience of diversity, equity, inclusion and belonging. Our BRGs connect with our colleagues and community stakeholders through innovative programs, community outreach and partnerships.

As of December 31, 2023, as a percentage of Webster’s workforce, diverse women were 22.22%, non-diverse women were 39.49%, diverse men were 12.05% and non-diverse men were 26.23%. As part of our efforts to have an inclusive workforce, we strive to offer competitive total rewards programs, promote colleague development and foster a diverse environment. We offer medical, dental and vision plans, prescription benefits, life insurance and disability benefits, Health Savings Accounts, wellness incentives, health coaching, paid parental leave, paid time off, matching 401(k) retirement savings plan, colleague stock purchase plan, backup child and elder care, and wellness programs.

Webster is also committed to investing in our workforce with training and career development. Our colleagues have access to more than 490 courses offered through Webster Bank University, our internal learning resource that offers on-demand webinars, e-learning and in-person learning programs. Webster also provides unlimited access to self-directed e-learning courses taught by industry experts with curated learning paths designed for specific professional interests.

In 2023, we conducted our first colleague engagement survey as a combined company. The results showed that the majority of our colleagues view Webster’s greatest strengths as “our sense of purpose” and “inclusion.” This feedback makes us a stronger organization and ensures that Company decisions align with the success of our colleagues.

6 | Webster Financial Corporation - 2024 Proxy Statement

COMMITMENT TO CORPORATE RESPONSIBILITY

Our Environment

We believe that our focus on environmental sustainability, with the objective of reducing costs and improving sustainability of our operations, provides a strategic benefit. We continue to advance plans to create further efficiencies in our operations and reduce our emissions, including increasing the amount of green energy used for our facilities. Across our footprint, we seek to maintain low-emission and energy-efficient working environments.

We recognize the importance of the transition to renewable energy and have been working to increase our use of renewable energy. We purchased multi-year renewable energy certificates, known as RECs, to offset our energy consumption in our New York market. RECs are certificates that represent the environmental attributes related to generating one megawatt-hour (MWh) of electricity from renewable sources and guarantee that equivalent energy was produced using renewable sources and added to the electricity grid. We further extended our commitment by financing commercial loans with companies involved in renewable energy, environmental remediation and energy-efficient components.

With a view to increasing efficiency and reducing waste, we are also continuing to digitize financial center functions. In 2023, we:

•	Continued to migrate technology infrastructure to a cloud environment, reducing energy usage and our carbon footprint

•	Onboarded software tools to help us track and manage emissions more effectively

•	Retrofitted interior and exterior branches with energy efficient lighting fixtures

Co-led by our Chief Risk Officer and Chief Credit Officer, we continue to develop and refine our risk management framework for measuring and managing climate-related physical and transition risks that could impact Webster Bank’s operations and loan portfolio.

Responsible Governance

Webster is committed to achieving excellence in our corporate governance practices.

This commitment starts with comprehensive governance structures, policies, management committees and practices designed to ensure transparency in reporting and accountability for our Board of Directors and senior management. Our governance policies and procedures ensure that we maintain the highest levels of ethics and integrity, as well as data security and client privacy safeguards. We also maintain robust programs to manage operational risks and uphold compliance with all applicable laws, regulations and rules governing ethical business conduct.

Webster Financial Corporation - 2024 Proxy Statement | 7

ELECTION OF DIRECTORS

ELECTION OF DIRECTORS (Proposal 1)

Our Board currently consists of 14 members. Upon recommendation of the Nominating and Corporate Governance Committee of the Board, the Board nominated 11 of the 14 current directors, reducing our Board size to 11, with no new nominees for the election as directors at the Annual Meeting. Each director elected at the Annual Meeting will hold office for a one-year term until the 2025 Annual Meeting of stockholders and will serve until his or her successor is duly elected and qualified.

Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance, board service, executive management, business, finance, technology and marketing. In addition, with regard to the overall composition of the Board, the Nominating and Corporate Governance Committee and the Board seek to achieve an overall balance of backgrounds and diversity of experience with a complementary mix of skills and professional experience in areas relevant to the Company’s business and strategy. The biographies of each of the nominees set forth below contain certain information about his or her principal occupation and business experience, and also highlight certain of the nominee’s particular attributes that the Board believes the nominee brings to the Board.

The following table sets forth certain information as of March 5, 2024 with respect to our director nominees and their current committee memberships.

Director Nominees:	Age	Director Since	Expiration of Term	Positions Held with Webster and Webster Bank	Committee Membership
John R. Ciulla	58	2018	2024	Chairman of the Board and Chief Executive Officer	Executive (Chair)
William L. Atwell◆	73	2014	2024	Director	Compensation; Nominating & Corporate Governance
John P. Cahill	65	2022	2024	Director	Compensation; Nominating & Corporate Governance
E. Carol Hayles	63	2018	2024	Director	Audit (Chair); Executive; Technology
Mona Aboelnaga Kanaan	56	2022	2024	Director	Technology (Chair); Executive; Risk
Maureen B. Mitchell	72	2022	2024	Director	Audit; Technology
Laurence C. Morse	72	2004	2024	Director	Compensation (Chair); Executive; Nominating & Corporate Governance
Richard O’Toole◆	67	2022	2024	Lead Independent Director	Nominating & Corporate Governance (Chair); Compensation; Executive
Mark Pettie	67	2009	2024	Director	Risk (Chair); Executive; Technology
Lauren C. States	67	2016	2024	Director	Risk; Technology
William E. Whiston	70	2022	2024	Director	Audit; Risk

◆	Mr. O’Toole serves as our Lead Independent Director replacing our prior Lead Independent Director, William Atwell, effective February 1, 2024.

Current Board Composition, Diversity and Refreshment

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Majority Independent Board: Mr. O’Toole serves as the Lead Independent Director of the Board (replacing our prior Lead Independent Director, William Atwell, effective February 1, 2024), and 10 of our 11 director nominees are independent, as defined by the rules of the NYSE. Of the four directors who are not standing for re-election, all are independent, except for our former Executive Chairman, Mr. Kopnisky, who retired effective January 31, 2024. In addition, independent directors comprise 100% of each of the Board’s Audit, Compensation, Nominating and Corporate Governance, Risk and Technology Committees.

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Diversity of Backgrounds, Skills and Experience: The Board believes different points of view brought through diverse representation lead to better business performance, decision making, and understanding of the needs of our diverse customers, colleagues, stockholders, business partners, and other stakeholders. Consistent with those values, the Board adopted a set of Qualification Guidelines for Board Members (the “Board Qualification Guidelines”), which provide that the Nominating and Corporate Governance Committee will consider diversity, among other qualifications, when deciding on nominations for the Board. Among the nominees for election to the Board, four self-identify as female and three self-identify as diverse based on race or religion. The Board believes that the nominees for election offer a diverse range of backgrounds, skills and experience in relevant areas that contribute to overall effective leadership and exercise of oversight responsibilities by the Board.

8 | Webster Financial Corporation - 2024 Proxy Statement

ELECTION OF DIRECTORS

The charts below show our Board composition as of December 31, 2023:

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New Board Structure and Strong Board Refreshment Practices: The Board believes it is critical to maintain a mix of experienced, longer-tenured directors to ensure continuity and institutional knowledge through economic cycles and an evolving competitive landscape, along with newer directors who have different expertise, backgrounds and fresh perspectives. The director nominees range in age from 56 to 73, and the average age is approximately 66. In addition, our Board Qualification Guidelines provide that the Nominating and Corporate Governance Committee will not renominate a prospective director for a new term after such director reaches the age of 75.

Webster Financial Corporation - 2024 Proxy Statement | 9

ELECTION OF DIRECTORS

Director Nominee Skills and Experiences

Director	Other Public Co. Board Service	Audit / Financial Reporting	Financial Services Industry	C-Suite Leadership	Risk Mgt.	Technology, Cybersecurity Info. Security	Strategic Planning/ M&A	Non-Profit/ Other Leadership

John R. Ciulla		✓	✓	✓	✓	✓	✓

William L. Atwell	✓	✓	✓	✓	✓		✓	✓

John P. Cahill	✓		✓		✓		✓	✓

E. Carol Hayles	✓	✓	✓	✓	✓		✓

Mona Aboelnaga Kanaan	✓	✓	✓	✓	✓	✓	✓	✓

Maureen B. Mitchell	✓	✓	✓	✓	✓		✓

Laurence C. Morse			✓		✓		✓	✓

Richard O’Toole	✓	✓	✓	✓	✓		✓

Mark Pettie	✓	✓		✓	✓	✓	✓	✓

Lauren C. States	✓		✓		✓	✓	✓	✓

William E. Whiston		✓	✓	✓	✓		✓	✓

Total of 11 Directors	8	8	9	8	11	4	11	7

	73%	73%	82%	73%	100%	17%	100%	64%
Lead Independent Director (Mr. O’Toole serves as our Lead Independent Director replacing our prior Lead Independent Director, William Atwell, effective February 1, 2024)

The following are descriptions of the skills that the Board believes are critical in effective oversight of the Company:

Other Public Company Board Service Experience as either a current or prior board member of another publicly-traded company (including those in the financial services industry).	Risk Management Experience assessing and mitigating significant competitive, regulatory, and technological risks across an enterprise.

Audit / Financial Reporting Experience or expertise in financial accounting and reporting or the financial management of a major organization.	Technology, Cybersecurity, Information Security Expertise in cybersecurity and information technology systems and developments, either through academia or industry experience.

Financial Services Industry

Experience in the financial services industry, including experience as a fund trustee, with financial market products and services, or proven knowledge of key customers and/or associated risks.

Strategic Planning / M&A

Experience leading strategic planning initiatives and complex mergers, acquisitions, or divestitures, including direct involvement in the integration of people, systems, data, and operations.

C-Suite Leadership Experience as a Chief Executive Officer, Chief Financial Officer, or a Chief Operating Officer of a major organization.	Non-Profit / Other Leadership Experience as a current or prior board member or executive of a major not-for-profit organization or a significant leadership role in a major non-profit organization.

The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board recommends.

As required by Webster’s Bylaws, as amended (the “Bylaws”), directors must be elected by a majority of the votes cast with respect to such director in uncontested elections (meaning the number of shares voted “for” a director must exceed the number of votes cast “against” that director). There are no cumulative voting rights in the election of directors. In addition, under the Bylaws, incumbent directors nominated for re-election are required, as a condition to such nomination, to submit a conditional letter of resignation. In the event an incumbent nominee for director fails to receive a majority of the votes cast at an annual meeting, the Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who failed to receive a majority of the votes cast will not participate in the Board’s decision.

10 | Webster Financial Corporation - 2024 Proxy Statement

ELECTION OF DIRECTORS

Director Nominees

The following provides biographical information regarding each of the nominees, including the specific business experience, qualifications, attributes, and skills that were considered, in addition to prior service on the Board. Each nominee brings significant experience to the Board and the committees on which he or she serves, and the Board believes that each of the nominees is well qualified to serve as a Director on Webster’s Board.

Several of our directors served on the Board of Directors of Sterling until Sterling was acquired by Webster in 2022 and, previously, served on the Board of Hudson Valley Holding Corp. (“Hudson Valley”) until Hudson Valley was acquired by Sterling in 2015.

Jack Kopnisky retired as Executive Chairman of the Company and Webster Bank on January 31, 2024.

As of the date of the Annual Meeting, we will decrease the size of the Board for each of Webster and Webster Bank to 11 directors. Linda Ianieri, James Landy and Karen Osar will not stand for re-election. We thank each of them for their service to the Company and Webster Bank.

JOHN R. CIULLA Chairman of the Board and Chief Executive Officer Age: 58 Director since: 2018	Current Committees: Executive	Committees pending re-election at Annual Meeting: Executive

CAREER HIGHLIGHTS

•	Chief Executive Officer and a director of Webster and Webster Bank since January 2018
•	Chairman of the Board from April 2020 to January 2022 and again effective February 1, 2024
•	Joined Webster in 2004 and served in a variety of management positions, including Chief Credit Risk Officer and Senior Vice President, Commercial Banking, responsible for several lines of business
•	Promoted from Executive Vice President and Head of Middle Market Banking to lead Commercial Banking of Webster Bank in 2014 and to President in 2015
•	Managing Director of The Bank of New York (1997-2004)
•	Board member, American Bankers Association
•	Serves on the Mid-Size Bank Coalition of America’s (MBCA) Executive Committee
•	Served as former Chair and board member of the Connecticut Business Roundtable

SELECTED DIRECTOR QUALIFICATIONS:

•	Over 20 years of leadership experience in financial services industry
•	Extensive experience as President and Chief Executive Officer of Webster, providing a thorough understanding of Webster’s opportunities, challenges and operations

WILLIAM L. ATWELL Director Age: 73 Director since: 2014 Former President of Cigna International	Current Committees: Compensation Nominating & Corporate Governance	Committees pending re-election at Annual Meeting: Compensation Nominating & Corporate Governance (Chair) Executive

CAREER HIGHLIGHTS

•	Former Consulting and Managing Director of Atwell Partners, LLC, which provided consulting services and market insights to the financial services industry (2012-2019)
•	President of Cigna International at Cigna Corporation (2008-2012) and served as Senior Vice President (1996-2000)
•	Held senior executive positions with The Charles Schwab Corporation, including President of Individual Investor Enterprise and Charles Schwab Bank (2000-2005)
•	Career at Citibank, holding various senior executive roles both domestically and internationally over the course of 23 years
•	Former Chairman of the Board of Avantax, Inc. (f/k/a Blucora, Inc.) (NASDAQ: AVTA), a provider of technology-enabled financial solutions (2017-2019)
•	Chairman of AQR Mutual Funds (AQR Capital Management LLC) since 2023 and a member of its Board since 2011 serving on its Audit and Nominating & Governance committees

SELECTED DIRECTOR QUALIFICATIONS:

•	Over 40 years of executive experience in the financial services industry, including banking, brokerage, healthcare and insurance
•	Provides insight into the financial sector as a result of his extensive and broad industry experience

Webster Financial Corporation - 2024 Proxy Statement | 11

ELECTION OF DIRECTORS

JOHN P. CAHILL Director Age: 65 Director since: 2022 Director of Sterling since 2015 and prior to that Hudson Valley since 2011 Chancellor to the Archdiocese of New York	Current Committees: Compensation Nominating & Corporate Governance	Committees pending re-election at Annual Meeting: Risk Technology

CAREER HIGHLIGHTS

•	Chancellor to Archdiocese of New York, overseeing the temporal matters of the Archdiocese of New York (2019-present)
•	Co-founded the Pataki-Cahill Group LLC in 2007, a strategic consulting firm focusing on the economic and policy implications of domestic energy needs, and continues as a Principal
•	Former Senior Counsel at Norton Rose Fulbright LLP (formerly Chadbourne & Parke LLP) (2007-2019)
•	Served in various capacities in the administration of Governor of New York, George E. Pataki, including Secretary and Chief of Staff to the Governor (2002-2006)
•	Former Director of Ecoark Holdings, Inc. (NASDAQ: ZEST), serving on its Nominating and Corporate Governance Committee (Chair) and on the Compensation Committee (2016-2021)
•	Trustee of the National September 11th Memorial & Museum at the World Trade Center Foundation, Inc.
•	Trustee of the Open Space Institute and Archbishop Stepinac High School

SELECTED DIRECTOR QUALIFICATIONS:

•	Distinguished career as an attorney in government and in the private sector
•	Extensive knowledge of the financial services industry and the banking community, as well as knowledge of, and advocate for, environmental and energy preservation efforts

E. CAROL HAYLES Director Age: 63 Director since: 2018 Former Executive Vice President and Chief Financial Officer of CIT Group Inc.	Current Committees: Audit (Chair) Executive Technology	Committees pending re-election at Annual Meeting: Audit (Chair) Executive Risk

CAREER HIGHLIGHTS

•	Former Executive Vice President and Chief Financial Officer of CIT Group Inc., a financial services company (2015-2017), responsible for overseeing all financial operations
•

Served as Controller and Principal Accounting Officer (2010-2015) of CIT Group Inc., responsible for managing the financial accounting and reporting functions, including SEC and regulatory reporting (2010-2015)

•	Spent 24 years in various finance roles at Citigroup, Inc., most recently as Deputy Controller
•	Began career at PricewaterhouseCoopers LLP and held Canadian Chartered Accountant Designation (1985-2009)
•	Served on the board and audit committee of Avantax, Inc. (f/k/a Blucora, Inc.) (NASDAQ: AVTA), a provider of technology-enabled financial solutions (2018-2023)
•	Serves on the board and is Chair of the Audit Committee and a member the Governance and Nominating Committee of eBay, Inc. (NASDAQ: EBAY), a global commerce corporation, since 2022

SELECTED DIRECTOR QUALIFICATIONS:

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Extensive financial reporting and accounting experience, including as the Chief Financial Officer of a large financial institution and Chair of two public company audit committees which qualifies her as an “audit committee financial expert”

•	As an executive in the financial services industry for over 30 years, has leadership, capital allocation, operations, regulatory compliance, strategy and mergers and acquisitions experience

12 | Webster Financial Corporation - 2024 Proxy Statement

ELECTION OF DIRECTORS

MONA ABOELNAGA KANAAN Director Age: 56 Director since: 2022 Director of Sterling since 2019 Managing Partner at K6 Investments LLC	Current Committees: Technology (Chair) Executive Risk	Committees pending re-election at Annual Meeting: Technology (Chair) Executive Nominating & Corporate Governance

CAREER HIGHLIGHTS

•	Founder and Managing Partner of K6 Investments LLC (“K6”), a private investment firm that invests globally in the financial services, technology, media and consumer products industries (2011-present)
•	Founded Proctor Investment Managers LLC (“Proctor”), which was sold to National Bank of Canada in 2006 and continued as Proctor’s President and Chief Executive Officer until 2013
•

Serves as the first US-based member of the Board of Directors of Perpetual Limited (ASX: PPT), an Australian-based diversified global financial services company and leading private wealth and trust business and serves on its Investment and People Committees since June 2021 and Chairs its Technology and Cybersecurity Committee

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Serves as a Director of Mondee Holdings, Inc. (NASDAQ: MOND), an innovative TravelTech company and is Chair of its Nominating and Corporate Governance Committee and is a member of its Audit Committee since July 2022

•	Former director and audit committee member of FinTech Acquisition Corp. VI (Symbol: FTVI), (2021-2022)
•	Serves on the Advisory Board of Dubai-based VC Fund, Global Ventures and Investcorp Strategic Capital Group;
•	Trustee of the Fashion Institute of Technology of the State University of New York and a member of the Council on Foreign Relations

SELECTED DIRECTOR QUALIFICATIONS:

•	Experienced Chief Executive Officer, entrepreneur, private equity investor and corporate director with over 30 years of experience in the financial services sector
•

Invested, divested and managed transformative strategic transactions in a broad range of asset classes, investment strategies, product areas and distribution channels, and brings a unique perspective on the financial services market to the Board

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ELECTION OF DIRECTORS

MAUREEN B. MITCHELL Director Age: 72 Director since: 2022 Director of Sterling since 2018 Senior Advisor at The Boston Consulting Group	Current Committees: Audit Technology	Committees pending re-election at Annual Meeting: Audit Technology

CAREER HIGHLIGHTS

•	Senior Advisor at The Boston Consulting Group, a position held since 2017, providing advice on issues of strategy transformation, product development and digital execution
•	Provides consulting services to KRW International, a global leadership firm
•	President of Global Sales and Marketing and a director of GE Asset Management, Inc. (2009-2016)
•	Global Head of Distribution at Highland Capital Management, LP (2008-2009)
•

Previous experience includes ten years at Bear Stearns Asset Management, where she was a Senior Managing Director and Global Head of Institutional Sales and Client Services, leading the multi-billion asset management business

•	Serves as a member of the Board of Trustees of Natixis/Loomis Sayles Mutual Funds since 2017, and Chairs the Contracts Committee
•	Serves on the Advisory Board of Investcorp Strategic Capital Group since 2023
•

Director of Fieldpoint Private Bank and Trust (2017-2018), Director of Investment Company Institute (ICI Board of Governors) (2015-2016), Director of GE Asset Management, Inc. (2009-2016), GE Investment Distributors, Inc. (2014-2016), GE Asset Management (2012-2016) and GE Asset Management Funds II PLC (2012-2014)

•	Serves as a Board member and on the Investment and Budget Committees of the Foundation for City College

SELECTED DIRECTOR QUALIFICATIONS:

•	Experienced corporate board director and C-Suite executive for global companies with more than 30 years of experience in the financial services sector
•	Broad experience in the areas of banking, asset management, insurance and private equity with a strong history of driving growth and transforming organizations through the lens of strategic vision

LAURENCE C. MORSE Director Age: 72 Director since: 2004 Managing Partner of Fairview Capital Partners, Inc.	Committees: Compensation (Chair) Executive Nominating & Corporate Governance	Committees pending re-election at Annual Meeting: Compensation (Chair) Executive Nominating & Corporate Governance

CAREER HIGHLIGHTS

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Managing Partner of Fairview Capital Partners, Inc., an investment management firm established in 1994 that oversees venture capital funds, some of which invest capital in venture capital partnerships and similar investment vehicles that provide capital primarily to minority-controlled companies

•	Serves as a member of the Board of Trustees of Harris Associates Investment Trust (which oversees the Oakmark Family of Mutual Funds) since 2013
•	Chair of the Board of Trustees of Howard University
•	Former director of the Institute of International Education
•	Former director of Princeton University Investment Company and a former trustee of Princeton University
•	Former director and chairman of the National Association of Investment Companies

SELECTED DIRECTOR QUALIFICATIONS:

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Entire career in the investment management field, including as the co-founder and Managing Partner of an investment management firm, which provides the Board with deep knowledge of capital markets and the financial services industry

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Extensive experience has made him adept at performing rigorous risk assessments of managers and management teams, and assessing new technologies, products and services, business strategies, markets and industries

14 | Webster Financial Corporation - 2024 Proxy Statement

ELECTION OF DIRECTORS

RICHARD O’TOOLE Lead Independent Director Age: 67 Director since: 2022 Director of Sterling since 2011 and Chair (2017-2022) Executive Vice President of The Related Companies	Current Committees: Nominating & Corporate Governance (Chair) Compensation Executive	Committees pending re-election at Annual Meeting: Nominating & Corporate Governance Risk Executive

CAREER HIGHLIGHTS

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Executive Vice President of The Related Companies, a position held since 2008, supporting the leadership to drive extraordinary growth through development and management of residential and commercial projects across the country

•	Former General Counsel of The Related Companies, responsible for tax structuring and origination of new business opportunities (2014-2022)
•	Former Partner in the Tax Department with Paul Hastings LLP (formerly Paul Hastings Janofsky & Walker LLP) (2000-2005)
•	Serves on the board of Equinox Holding Inc., a privately held company, and on its Compensation Committee
•	Serves on the board of Motivate, the operator of Citi Bike, a privately held company, and on the Compensation Committee
•	Served on the board of Ladder Capital Corp. (NYSE: LADR) (2017-2019)

SELECTED DIRECTOR QUALIFICATIONS:

•	Over 40 years of legal, merger and acquisition experience and expertise in real estate and tax matters
•	Strong leadership skills and corporate governance oversight experience

MARK PETTIE Director Age: 67 Director since: 2009 President of Blackthorne Associates, LLC	Current Committees: Risk (Chair) Executive Technology	Committees pending re-election at Annual Meeting: Risk (Chair) Compensation Executive

CAREER HIGHLIGHTS

•	President of Blackthorne Associates, LLC, which provides consulting services to firms investing in a wide range of consumer-oriented businesses
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Former Chairman and Chief Executive Officer of Prestige Brands Holdings, Inc. (NYSE: PBH), which developed, sold, distributed and marketed over-the-counter drugs, household cleaning products and personal care items (2007-2009)

•	Former President of the Dairy Foods Group with ConAgra (2005-2006)
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Held various positions of increasing responsibility in general management, marketing and finance at Kraft Foods (1981-2004) and was named Executive Vice President and General Manager of Kraft Foods’ Coffee Division in 2002

•	Serves as a member of the Board of Darigold as well as Chair of its Audit Committee and Member of its Compensation and Finance and Risk Committees since 2017
•	Serves as director of Bear Down Brands since 2017
•	Serves as director of Gehl Foods, LLC as well as Audit Committee Chair since 2015

SELECTED DIRECTOR QUALIFICATIONS:

•	Experience as the former Chief Executive Officer and Chairman of a public company brings strong executive experience to the Board, along with his expertise in finance and marketing
•	Extensive business, corporate governance and risk management experience as a director for both public and private companies, with continued educational certification in FinTech and Financial Services

Webster Financial Corporation - 2024 Proxy Statement | 15

ELECTION OF DIRECTORS

LAUREN C. STATES Director Age: 67 Director since: 2016 Former Vice President, Strategy and Transformation at IBM Software Group	Current Committees: Risk Technology	Committees pending re-election at Annual Meeting: Risk Technology Audit

CAREER HIGHLIGHTS

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Former Vice President, Strategy and Transformation for IBM Corporation’s Software Group (NYSE: IBM), having a career of more than 36 years in roles of increasing responsibility across the company, including as a leader in the company’s transformation to cloud computing, also serving as Chief Technology Officer in the corporate strategy function and in a broad variety of leadership roles including technology, strategy, transformation, sales and talent development

•

Serves as a member of the board of Clean Harbors, Inc. (NYSE: CLH), an environmental, energy and industrial services company, a position held since 2016, and serves on its Human Capital Committee and Chairs its Environmental Health and Safety Committee

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Served as a member of the board of Diebold Nixdorf, Inc. (NYSE: DBD), a global financial and retail technology company, from 2020 to 2023, and served on its Nominating and Governance and Technology Committee

•	Serves on the board of NetBase Quid, a privately held marketing research company, a position held since 2020, and is Chair of its Audit Committee
•	Independent Director of Code Nation (a technology non-profit organization), serving on its Nominating and Governance Committee
•	Trustee for International House, New York (a graduate student housing non-profit organization), serving on its Development Committee
•	Served until April 2023 as an independent Director for the New England Science & Sailing Foundation, Stonington, Connecticut (a non-profit that provides an experiential STEM-based curriculum)

SELECTED DIRECTOR QUALIFICATIONS:

•

Experience as a former Chief Technology Officer of a public company, with a broad background in technology, strategy and transformation, provides the Board with strong executive and technology experience

•

Holds several Cybersecurity Certifications, including, CERT Certification in Cybersecurity Oversight (Software Engineering Institute at Carnegie Mellon University issued in conjunction with NACD), Cyber for Executives Certification (National Cybersecurity Center), Cybersecurity: The Intersection of Policy and Technology (Harvard Kennedy School) and Systemic Cyber Risk Governance for U.S. Public Company Corporate Directors (Digital Directors Network)

WILLIAM E. WHISTON Director Age: 70 Director since: 2022 Director of Sterling since 2014 and prior to that of Hudson Valley since 2013 Senior Advisor for the Archdiocese of New York	Current Committees: Audit Risk	Committees pending re-election at Annual Meeting: Audit Compensation

CAREER HIGHLIGHTS

•	Senior Advisor and former Chief Financial Officer (2002-2023) for the Archdiocese of New York, a religious not-for-profit organization
•	Acting Chief Executive Officer of New York Catholic Healthcare Plan, Inc. (Legacy Fidelis Care) since 2018
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Former Executive Vice President and Member of U.S. Management Committee of Allied Irish Bank (1972-2002), responsible for a number of key functions, including Head of Acquisitions and Brand Development, Head of e-Commerce and Information Technology, Head of Church/Not-for-Profit Lending Group, Head of Financial Consulting Services and Head of Operations

•	Serves as a Trustee of St. Patrick’s Cathedral, St. Patrick’s Landmark Foundation and St. Joseph’s Seminary
•	Member of Board of Provident Healthcare, the member of Archcare, the healthcare arm of the Archdiocese of New York
•	Serves on the boards of Mutual of America Investment Corporation and Mutual of America Variable Life Insurance Portfolios, Inc. since 2011, and serves on the Audit Committee
•	President of Catholic Indemnity Insurance Company

SELECTED DIRECTOR QUALIFICATIONS:

•	Over 45 years of business experience in the areas of finance, financial services and e-commerce
•	As a former bank executive, has experience in a wide range of roles and provides the Board with a unique perspective on business management matters

✓ THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

16 | Webster Financial Corporation - 2024 Proxy Statement

BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

Commitment to Good Governance Practices

The business and affairs of Webster are managed under the direction of the Board. Members of the Board are kept informed of Webster’s business through discussions with the Chairman of the Board and Chief Executive Officer and Webster’s other executive officers, by reviewing materials provided to the directors and by participating in meetings and strategic planning sessions of the Board and its committees. The Board is also kept apprised by the Chairman of the Board and Chief Executive Officer, senior management, and Webster’s legal department of continuing education programs on corporate governance and fiduciary duties and responsibilities. In addition, new directors of Webster participate in an orientation program, which is designed to familiarize them with Webster’s business and operations and with their duties as directors under applicable laws and regulations. Each member of the Board also serves as a director of Webster Bank.

Board Leadership Structure and Function

CHAIRMAN AND CHIEF EXECUTIVE OFFICER AND LEAD INDEPENDENT DIRECTOR ROLES

The Board determined that having Mr. Ciulla as Chairman and Chief Executive Officer and Mr. O’Toole as Lead Independent Director is the best leadership structure for the Company at this time, based on present needs and circumstances. Mr. O’Toole replaced Mr. Atwell as Lead Independent Director effective as of February 1, 2024. This structure, among other things, allows for Mr. Ciulla to preside at meetings of the Company’s stockholders and the Board and set the overall strategy and tone for the Company and lead its operations and strategic priorities. Mr. O’Toole provides additional and independent leadership for the Board, including presiding over executive sessions of independent directors and other clearly defined duties and responsibilities. Mr. O’Toole is a seasoned leader who possesses the characteristics and qualities critical for a Lead Independent Director.

Our Lead Independent Director is appointed in accordance with Webster’s Corporate Governance Policy, which provides that the Board will appoint an independent director to serve as the Lead Independent Director for a one-year term, or until a successor is appointed. The Lead Independent Director presides over the executive sessions of the independent directors and assists and advises the Chairman of the Board and has other robust and well-defined duties as described below.

The responsibilities of our Lead Independent Director include the following:
✓	Preside over executive sessions of independent directors and other meetings where the Chairman is not present	✓	Review and approve matters such as schedule sufficiency and information provided to Board members
✓	Has authority to call meetings of the independent directors	✓	Assist with promoting corporate governance best practices
✓	Review and approve agenda items for Board meetings	✓	Involved in selection and interviewing of new board members
✓	Facilitate Board focus on key issues and tasks	✓	Facilitate the function of an efficient & effective Board
✓	Serve as a liaison among the Chairman and Chief Executive Officer and independent directors	✓	Consult with directors on annual Board and committee assessment processes
✓	Contribute to the annual performance review of the Chief Executive Officer and participate in the Chief Executive Officer succession planning	✓	Preside over the independent directors’ annual meeting with Webster’s primary bank regulators to discuss Board oversight of management

DIRECTOR INDEPENDENCE

Pursuant to the NYSE listing standards, Webster is required to have a majority of “independent directors” on its Board. In addition, each of the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must be composed solely of independent directors. The NYSE listing standards define specific relationships that would disqualify a director from being independent and further require that for a director to qualify as “independent,” the board of directors must affirmatively determine that the director has no material relationship with the Company.

The Board, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence, based primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other commercial, industrial, banking, consulting, legal, accounting, charitable and legal relationships with Webster, including those relationships described under “Compensation Committee Interlocks and Insider Participation” on page 48 and “Transactions with Related Persons” on page 54 of this Proxy Statement, and on discussions with the Board. As a result of this evaluation, the Board affirmatively determined that each of Messrs. Atwell, Cahill, Morse, O’Toole, Pettie, and Whiston and Mses. Hayles, Aboelnaga Kanaan, Mitchell and States is an “independent director” for purposes of Section 303A of the Listed Company Manual of the NYSE and applicable SEC rules and regulations. In connection with its evaluation of director independence, the Board considered that Webster provides lending and other financial services to directors, their immediate family members, and their affiliated organizations in the ordinary course of business and without preferential terms or rates.

Mr. Ciulla is not considered independent because he is an executive officer of Webster and Webster Bank.

2023 BOARD AND COMMITTEE MEETINGS

During the year, Webster held 18 regular and special meetings of its Board. All directors attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served. In 2023, Jack Kopnisky served as our Executive Chairman.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

In keeping with Webster’s Corporate Governance Policy, in 2023, the Board held four meetings that were limited to independent directors. The Lead Independent Director presides over the executive sessions of independent directors.

Webster Financial Corporation - 2024 Proxy Statement | 17

BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

ORIENTATION TRAINING AND CONTINUING EDUCATION

Our Board believes that director education is essential to the ability of our directors to provide oversight and fulfill their roles. New directors are required to participate in an orientation program, which includes the introduction of the new directors to the Company’s principal officers and presentations by senior management to familiarize new directors with the Company’s strategic plans and business efforts. Throughout the year, our directors participate in continuing education activities and receive educational materials on a wide variety of topics (including corporate governance, ESG, the financial services industry, cybersecurity, technology, BSA / AML, executive compensation, risk management, finance, and accounting). These educational opportunities provide our directors with timely updates on industry changes and best practices among our peers and in the general marketplace and further supplement our directors’ significant business and leadership experiences.

DIRECTOR OVERBOARDING POLICY

Webster limits the number of other public company boards our directors may join to ensure that a director is not “overboarded” and is able to devote the appropriate amount of time and attention to the oversight of the Company, including attendance at Board and committee meetings. Our Board Qualification Guidelines provide that no director may serve on the board of more than three public companies (including Webster and its subsidiaries).

RISK OVERSIGHT

The Board administers its risk oversight function primarily through the Risk Committee of the Board, which is described in more detail below under the heading “Committees of the Board—Risk Committee”. The Risk Committee meets frequently throughout the year and reports its findings to the full Board on an ongoing basis. The Technology Committee of the Board assists the Board in connection with its oversight of, among other things, cybersecurity, data privacy and technology trends, including a review of technology-related risks. In addition, the Compensation Committee of the Board and the Risk Committee review and assess risks as relate to Webster’s compensation programs and the Audit Committee reviews major financial risk exposures. Webster also has a Chief Risk Officer, Daniel H. Bley, and a Chief Credit Officer, Jason Soto, both of whom provide regular reports to the Risk Committee.

EXECUTIVE MANAGEMENT SUCCESSION PLANNING

The Board recognizes that management succession planning is a fundamental and ongoing part of its responsibilities. The Chair of the Compensation Committee leads the independent directors in conducting a review at least annually of the performance of the Chief Executive Officer and communicates the results of the review to the Chief Executive Officer. The independent directors of the Board establish the evaluation process and determine the specific criteria on which the performance of the Chief Executive Officer is evaluated, and the full Board works with the Chief Executive Officer to review the succession plan. The Nominating and Corporate Governance Committee also works with the Chief Executive Officer to develop plans for interim succession for the Chief Executive Officer in the event of an unexpected occurrence.

Committees of the Board

The Board has established six standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee, the Risk Committee and the Technology Committee.

The chart below summarizes the current composition of each of the standing committees of the Board. Committee membership will change following the election of our nominees with our smaller Board.

Committee	Ciulla	Atwell	Cahill	Hayles	Ianieri	Aboelnaga Kanaan	Landy	Mitchell	Morse	Osar	O’Tooleµ	Pettie	States	Whiston

Audit				✓ Chair	✓		✓	✓						✓

Comp.		✓	✓						✓ Chair	✓	✓

Nom. & Corp. Gov.		✓	✓		✓				✓		✓ Chair

Risk						✓	✓			✓		✓ Chair	✓	✓

Technology				✓		✓ Chair		✓				✓	✓

Executive	✓ Chair			✓		✓			✓		✓	✓

µ	Lead Independent Director	✓	Committee Member

The Committee Charters adopted by the Board can be found on the Company’s website, as well as our Corporate Governance Policy and the Board Qualification Guidelines. Webster’s Audit, Compensation, Executive, Nominating and Corporate Governance, Risk and Technology Committees also serve as joint Committees for Webster Bank.

18 | Webster Financial Corporation - 2024 Proxy Statement

BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

AUDIT COMMITTEE

E. Carol Hayles, Chair	Overview

Other Current Members

Linda H. Ianieri

James J. Landy

Maureen B. Mitchell

William E. Whiston

Number of Meetings in

2023: 13

Independence

Each member of the Audit Committee meets the independence requirements of applicable law, the NYSE, and Webster’s Corporate Governance Policy.

Financial Experts on Audit Committee

The Board determined that each member of the Audit Committee is financially literate and is an “audit committee financial expert” (as defined by the SEC) and has accounting or related financial management expertise as required by the NYSE.

The Audit Committee oversees our financial reporting process, system of internal financial and accounting controls, audit process, and compliance with applicable laws and regulations. The Audit Committee also consults with management, independent accountants and the internal auditors on, among other items, matters related to the annual audit and financial reporting, internal controls, and the accounting principles applied. The Audit Committee recommends the appointment of an independent registered public accounting firm and is responsible for the oversight of such firm.

The Audit Committee established policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm (as described on page 52 of this Proxy Statement).

The Audit Committee’s Report is included on page 53 of this Proxy Statement.

The Primary Functions of this Committee Include:

•  Assisting the Board in fulfilling its oversight responsibilities by reviewing: (i) our financial reports, other financial information and material disclosures; (ii) the integrity of our financial statements; (iii) our systems of internal controls regarding finance, accounting, reporting, legal and compliance that management and the Board established; (iv) our compliance with legal and regulatory requirements and Webster’s auditing, accounting and financial reporting processes generally; (v) our independent registered public accounting firm’s (“Independent Accountants”) qualifications and independence; and (vi) the performance of our internal audit function and our Independent Accountants;

•  Reviewing our quarterly and annual financial statements, including management’s discussion and analysis, and regulatory examination findings;

•  Serving as an independent and objective party to review our financial reporting process and internal control system for the reporting period reviewed including materiality judgements and estimates, such as the allowance for credit losses;

•  Overseeing, reviewing, and appraising the audit efforts of our Independent Accountants and internal audit department;

•  Providing an open avenue of communication among the Independent Accountants, financial and senior management, the internal audit department, and the Board;

•  Coordinating with the Risk Committee regarding our major financial risk exposures and the steps management takes to monitor and control such exposure;

•  Reviewing activities, organizational structure, staffing and qualifications of our internal audit department, and overseeing the appointment and replacement of our Chief Audit Executive;

•  Overseeing the process, progress, and results of management’s Sarbanes-Oxley program;

•  Overseeing our significant Board-level accounting policies;

•  Reviewing regulatory examination findings with respect to financial reporting, controls and disclosures and discussing material issues with management, the Chief Audit Executive, and our Independent Accountants;

•  Recommending the appointment of, and responsibility for oversight of, the Independent Accountants;

•  Evaluating the qualifications and independence of the Independent Accountants, as well as the experience and qualifications of the senior members of the Independent Accountant’s team; and

•  Approving the Audit Committee Report to be included in the annual proxy statement.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

COMPENSATION COMMITTEE

Laurence C. Morse, Chair	Overview

Other Current Members

William L. Atwell

John P. Cahill

Karen R. Osar

Richard O’Toole

Number of Meetings in

2023: 6

Independence

Each member of the Compensation Committee meets the independence requirements of applicable law, the NYSE, and Webster’s Corporate Governance Policy.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks or insider (employee) participation during 2023.

Our Compensation Committee oversees compensation and benefits matters, and reviews and approves the compensation and benefit policies, plans and programs for our Chairman and Chief Executive Officer and most other executive officers. The Compensation Committee is also responsible for preparing an annual report on executive compensation for inclusion in the annual proxy statement.

In 2023, Compensation Committee meetings were attended by Webster’s Chief Executive Officer except for when his compensation and benefits were discussed. Similarly, in 2024, Compensation Committee meetings may be attended by Webster’s Chairman and Chief Executive other than while his compensation and benefits are discussed.

The Compensation Committee’s Report is included on page 48 of this Proxy Statement.

The Primary Functions of this Committee Include:

•  Reviewing and approving the annual base salary, benefits, employment agreements, retention, and severance, change in control or similar agreements/provisions, and any other compensation and benefits, if any, for our Chairman and Chief Executive Officer;

•  Annually determining such compensation and benefits for our executive officers other than our Chief Risk Officers(s) and Chief Audit Executive, which are approved by the Risk Committee and Audit Committee, respectively;

•  Annually recommending to the Board the content of the annual performance evaluation for the Chairman and Chief Executive Officer, and reviewing performance evaluations for our executive officers;

•  Administering and implementing our performance-based incentive plans;

•  Reviewing the talent management and succession planning processes to ensure that there is a pool of qualified candidates to fill future executive officer positions;

•  Reviewing and approving on a periodic basis our employee stock ownership guidelines;

•  Reviewing at least annually our compensation philosophy with respect to salaries and other compensation for the executive officers, which considers business and financial objectives, compensation provided by comparable companies and such other information as deemed appropriate;

•  Reviewing risk considerations for financial incentives for each executive officer;

•  Reviewing and discussing our Compensation Discussion and Analysis prepared by management and recommending approval to the Board for inclusion in the annual proxy statement;

•  Reviewing and making recommendations to the Board with respect to director compensation; and

•  Approving the Compensation Committee Report to be included in the annual proxy statement.

20 | Webster Financial Corporation - 2024 Proxy Statement

BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Richard O’Toole, Chair	Overview

Other Current Members

William L. Atwell

John P. Cahill

Linda H. Ianieri

Laurence C. Morse

Number of Meetings in

2023: 4

Independence

Each member of the Nominating and Corporate Governance meets the independence requirements of applicable law, the NYSE, and Webster’s Corporate Governance Policy.

Our Nominating and Corporate Governance Committee has overall responsibility for recommending our corporate governance process and Board operations. The Nominating and Corporate Governance Committee identifies director nominees, reviews the qualifications and experience of each person considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board and stockholders.

The Primary Functions of this Committee Include:

•  Recommending corporate governance processes and Board operations;

•  Making recommendations to the Board concerning the appropriate size and needs of the Board and frequency of meetings;

•  Identifying individuals qualified to become Board members and to recommend to the Board director nominees;

•  Reviewing the qualifications and independence of the members of the Board and its related committees at least on an annual basis (in accordance with the Board’s Qualification Guidelines), as well as review the structure and composition of the Board;

•  Serve as a resource in providing supervision on corporate governance issues and related matters, including Environmental, Social and Governance matters;

•  Recommending director nominees to fill vacancies on the Board and for approval by the Board and stockholders;

•  Providing recommendations with respect to Chair, President and Chief Executive Officer emergency succession planning;

•  Overseeing a review by the Board of its performance, as well as the performance of the Board committees;

•  Reviewing and assessing the adequacy of the Company’s Corporate Governance Policy; and

•  Overseeing the Code of Business Conduct and Ethics policy.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

RISK COMMITTEE

Mark Pettie, Chair	Overview

Other Current Members

Mona Aboelnaga Kanaan

James J. Landy

Karen R. Osar

Lauren C. States

William E. Whiston

Number of Meetings in

2023: 5

Independence

Each member of the Risk Committee meets the independence requirements of applicable law, the NYSE, and Webster’s Corporate Governance Policy.

The Risk Committee assists the Board in fulfilling its oversight responsibilities regarding our enterprise risk management program and effectively challenging the Company’s (i) risk appetite and alignment with strategy, (ii) risk governance and culture, (iii) key enterprise risks, (iv) stress testing of capital and liquidity, and (v) Credit Risk Review functions.

The Primary Functions of this Committee Include:

•  Establishing and overseeing a risk appetite strategy and monitor alignment of appetite with corporate strategy, including our Risk Appetite Statement, and the Risk Management Strategic Plan;

•  Overseeing risk governance structure, practices and risk culture, including reviewing significant policies, and the Enterprise Risk Management Program;

•  Understanding the Company’s exposure to key enterprise risks and the maturity and effectiveness of the programs to manage these risks, including reviewing reports on top enterprise risks, their impact on the overall risk profile, and mitigation actions to ensure alignment with established risk appetite;

•  Reviewing reports on the quality and strength of the information risk management programs and independent examination ratings (audit and regulatory) for these programs and any significant open issues;

•  Overseeing the performance of the Chief Risk Officers(s), and approving their compensation, and overseeing the Director of Credit Risk Review and the Credit Risk Review functions to include review and approval of the risk-based review and resource plans, reviewing and approving the Credit Risk Review Charter and reviewing the performance of the Director of Credit Risk Review;

•  Reviewing reports on the quality and strength of the compliance risk management programs (specifically addressing anti-money laundering and counter-terrorism funding, community reinvestment and corporate compliance training), including significant compliance issues and key elements of laws and regulations that may create heightened compliance risk environment; and

•  Coordinating with the Technology Committee in reviewing technology risks.

22 | Webster Financial Corporation - 2024 Proxy Statement

BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

TECHNOLOGY COMMITTEE

Mona Aboelnaga Kanaan, Chair	Overview

Other Current Members

E. Carol Hayles

Maureen B. Mitchell

Mark Pettie

Lauren C. States

Number of Meetings in

2023: 6

Independence

Each member of the Technology Committee meets the independence requirements of the NYSE in accordance with Webster’s Corporate Governance Policy.

Our Technology Committee assists the Board in fulfilling its oversight responsibilities with respect to the overall role of technology in executing our business strategy. The Technology Committee is responsible for reviewing and approving our technology strategy, major technology investments, operational performance, cybersecurity, data privacy and technology trends that enable our strategic plan and assist the Board and the Risk Committee with the review of technology risks.

The Primary Functions of this Committee Include:

•  Overseeing the role of technology in executing Webster’s business strategy and assist the Risk Committee in review of technology risks;

•  Monitoring major technology expenditures;

•  Reviewing the Company’s technology strategy and significant initiatives and evolving industry trends in connection with the strategy and goals of the Company;

•  Reviewing significant technology expenditures and investments;

•  Receiving updates on relevant metrics regarding the technology operations such as software development performance, technical operations performance, architecture, data management and investments; and

•  Reviewing risk management reports as pertains to technology.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

EXECUTIVE COMMITTEE

John Ciulla, Chair	Overview

Other Current Members

E. Carol Hayles

Mona Aboelnaga Kanaan

Laurence C. Morse

Richard O’Toole

Mark Pettie

Number of Meetings in

2023: 4

Independence

Each member of the Executive Committee, except for Mr. Ciulla (our Chief Executive Officer), meets the independence requirements of the NYSE in accordance with Webster’s Corporate Governance Policy.

Our Executive Committee has and exercises all the authority of the Board of Webster when the Board is not in session except to the extent such authority is limited by the resolution appointing the Executive Committee and with respect to specific actions as detailed within the Bylaws.

The Primary Functions of this Committee Include:

•  Serving as an ad hoc committee, as needed;

•  Reviewing mergers and acquisitions and recommending the same to the full Board for approval;

•  Reviewing the corporate insurance program; and

•  Reviewing Webster’s Strategic Planning Policy and assisting the Board with oversight of the same.

24 | Webster Financial Corporation - 2024 Proxy Statement

BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

Selection and Recruitment of Directors

Each year, the Board undergoes a self-assessment process to evaluate performance of the Board and its Committees. As part of the self-assessment process, the Board considers which attributes and skill sets are important to ensure optimal performance of the Board. The information learned through this process is utilized in part when considering outside director candidates.

The Board believes that it should be composed of directors with diverse experience in business and in areas that are relevant to the Company, and that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. Directors should also have an objective perspective and practical wisdom and should be willing and able to devote the required amount of time to Webster’s business. In addition to depth and breadth of business and civic experience in leadership positions, a potential director’s ties to Webster’s markets are considered in order to ensure diversity and broad geographic and demographic representation reflective of the markets served. The Board also considers a potential director’s independence from management, judgment, skill, integrity and reputation, as well as age, gender and ethnic background. These attributes are embodied in the Board Qualification Guidelines. The Nominating and Corporate Governance Committee reviews and assesses the effectiveness of the Board Qualification Guidelines periodically.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including third party search firms. The Nominating and Corporate Governance Committee will review the qualifications and experience of each candidate and, if the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend that candidate’s election to the full Board.

Majority Voting for Directors

Our Bylaws provide that in uncontested elections, directors will be elected by majority of the votes cast, meaning that the number of shares voted “for” that individual’s election must exceed the number of votes cast “against” that individual’s election.

Any incumbent director who is nominated for election by the Board or a committee thereof, as a condition to such nomination, must submit a conditional, and in the case of an uncontested election irrevocable, letter of resignation to the Chairman of the Board. If the incumbent director is not elected, the Nominating and Corporate Governance Committee will consider the conditional resignation of such nominee and make a recommendation to the Board on whether to accept or reject the conditional resignation, or whether other action should be taken.

In making this recommendation, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons why stockholders voted against the director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to Webster, whether by accepting the resignation Webster will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether accepting the resignation is in the best interest of Webster and our stockholders. In considering the Nominating and Corporate Governance Committee’s recommendation, the Board will consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board believes to be relevant. We will promptly publicly disclose the Board’s decision and process in a report filed with or furnished to the SEC.

Annual Board and Committee Self-Assessments

The Board and each committee complete an annual self-assessment to assist in determining whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee oversees this process.

Our Board and committee self-assessments address such topics as the following:

•	Board and committee efficiency and overall effectiveness of Board composition and governance;

•	Director’s access to and interactions with members of management;

•	Board leadership structure, including effectiveness of the Lead Independent Director;

•	Quality of Board and committee discussions;

•	Board and committee dynamics and culture;

•	Quality, scope, and timeliness of information provided to the Board; and

•	Quality of information provided regarding, and the Board’s role in overseeing, Webster’s strategic planning, risk management, and related matters.

In addition to participating in the annual Board evaluation process, directors are encouraged to raise any topics related to Board performance and effectiveness, or any other matter, at any time with the Lead Independent Director, the Chair of the Nominating and Corporate Governance Committee, the chair of an applicable committee, the Chairman or the Board as a whole, as appropriate. The Lead Independent Director makes it a point to engage one-on-one with each Board member throughout the year.

Procedure for Directly Contacting the Board

Any stockholder or other interested party may directly contact the Board (including the Board’s non-management or independent directors as a group) by writing addressed to:

Lead Independent Director of the Board of Directors

Webster Financial Corporation

200 Elm Street, Stamford, CT 06902

The Lead Independent Director of the Board will send all appropriate communications to the full Board.

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BOARD MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

Non-Employee Director Compensation and Stock Ownership Guidelines

COMPENSATION OF DIRECTORS

The following table summarizes the compensation paid to Webster’s non-employee directors during 2023. In 2023, employee directors of Webster received no additional compensation for serving as directors or committee members of Webster or its subsidiaries. Webster does not issue option awards, and no non-employee directors have any option awards outstanding. Except as described below, no other compensation was paid to any such director.

	Director Compensation for Service from 2023 to 2024 Annual Meeting
Name	Fees (Cash)($)(1)	Stock Awards($)(2)	All Other Compensation($)(3)	Total($)
William L. Atwell	130,000	106,192	4,334	240,526
John P. Cahill	90,000	106,192	4,334	200,526
E. Carol Hayles	125,000	106,192	4,334	235,526
Linda H. Ianieri	90,000	106,192	4,334	200,526
Mona Aboelnaga Kanaan	110,000	106,192	4,334	220,526
James J. Landy	90,000	106,192	4,334	200,526
Maureen B. Mitchell	90,000	106,192	4,334	200,526
Laurence C. Morse	110,000	106,192	4,334	220,526
Karen R. Osar	90,000	106,192	4,334	200,526
Richard O’Toole	110,000	106,192	4,334	220,526
Mark Pettie	120,000	106,192	4,334	230,526
Lauren C. States	90,000	106,192	4,334	200,526
William E. Whiston	90,000	106,192	4,334	200,526

(1)	Includes Board and committee retainers paid in 2023.
(2)

The amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The fair market value of the restricted stock awarded on April 26, 2023 was $36.77 per share based on the closing price of the Company’s common stock on the date of the grant (2,888 shares were granted to each director). All shares of restricted stock vest after one year and have a two-year holding period following the vesting period.

(3)	Reflects the dollar amount of dividends paid on unvested shares of restricted stock for the fiscal year ended December 31, 2023.

Webster uses a combination of cash and shares of restricted stock to attract and retain qualified candidates to serve on the Board. Webster targets director compensation to be at the median for its peer group (as described in “Compensation Discussion and Analysis” below). Stock Ownership Guidelines have also been established for directors to closely align directors’ interests with those of Webster’s stockholders.

Webster engages an independent compensation consultant, Compensation Advisory Partners LLC (“CAP”), to offer market perspectives on the compensation of Webster’s non-employee directors. To provide this perspective, CAP utilized publicly available proxy information from Webster’s Peer Group. In 2023, non-employee directors received an annual Board member retainer of $90,000, paid quarterly and an annual equity award in the amount of $110,000, with shares determined based on the ten-day average closing price of common stock prior to the date of grant. Further, for 2023, the additional annual retainer for the Lead Independent Director was $40,000. The annual retainers for the committee chairs in 2003 are as follows: Audit Committee Chair $35,000, Risk Committee Chair $30,000, Compensation Committee Chair $20,000, Nominating and Corporate Governance Committee Chair $20,000 and Technology Committee Chair $20,000.

For non-employee director compensation following the Annual Meeting, the Board has approved the following: non-employee directors will receive an annual Board member retainer of $95,000, to be paid quarterly and prorated for the number of months served in the case of a director who joined or left the Board during the year and an annual equity award in the amount of $115,000, with shares determined based on the ten-day average closing price of common stock prior to the date of grant the additional annual retainer; the additional retainer for the Lead Independent Director will be $45,000; the annual retainers for the committee Chairs will be the same as for 2023; however, committee members will begin to receive compensation and the Chair will receive only compensation as the Chair; and the committee members retainers to be paid for in 2024 following the Annual Meeting will be as follows: Audit Committee $15,000, Risk Committee $12,500, Compensation Committee $10,000, Nominating and Corporate Governance Committee $10,000 and Technology Committee $10,000. Webster continues to reimburse directors for reasonable travel expenses incurred in connection with attending Board meetings.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS

The Webster stock ownership guidelines require non-employee directors to own Webster common stock with a market value equal to that of 5x the annual board member cash retainer (or $450,000 for 2023 and $475,000 for 2024 following the Annual Meeting). Non-employee directors who do not meet the guidelines agree to hold all long-term incentives, which include vested shares of restricted shares (net of exercise price and taxes), until they achieve the required ownership threshold of Webster common stock.

26 | Webster Financial Corporation - 2024 Proxy Statement

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of Webster and Webster Bank. Executive officers are appointed annually by the Board. All ages are provided as of March 5, 2024.

Name	Age	Positions with Webster and Webster Bank, unless otherwise indicated below
John R. Ciulla	58	Chairman and Chief Executive Officer of Webster and Chairman, President and CEO of Webster Bank
Jack Kopnisky	68	Executive Chairman (retired)
Glenn I. MacInnes	63	Chief Financial Officer
Luis Massiani	47	President and Chief Operating Officer of Webster and Chief Operating Officer of Webster Bank
Christopher J. Motl	53	President of Commercial Banking
Kristy Berner	49	General Counsel and Corporate Secretary
Daniel H. Bley	55	Chief Risk Officer
Elzbieta Cieslik	62	Chief Audit Officer
Javier L. Evans	62	Chief Human Resources Officer
James Griffin	47	Head of Consumer Banking
Benjamin Krynick	39	Head of Bank Operations
Vikram Nafde	48	Chief Information Officer
Jason Soto	50	Chief Credit Officer
Marissa Weidner	46	Chief Corporate Responsibility Officer
Charles L. Wilkins	62	Head of HSA Bank

Provided below is biographical information for each of Webster’s executive officers other than Mr. Ciulla. For information regarding Mr. Ciulla, see “Election of Directors — Director Nominees.”

JACK KOPNISKY Executive Chairman, Director (retired January 31, 2024)

Mr. Kopnisky, age 68, served as the Executive Chairman of Webster and Webster Bank from January 31, 2022 to January 31, 2024. Prior to that he was President and Chief Executive Officer of Sterling Bancorp (2011-2022), and Chief Executive Officer of Sterling National Bank (2020-2022).

GLENN I. MACINNES Chief Financial Officer

Mr. MacInnes, age 63, serves as the Chief Financial Officer of Webster and Webster Bank since 2011. Prior to joining Webster, he was Chief Financial Officer at New Alliance Bancshares for two years and prior to that was employed for 11 years at Citigroup in a series of senior positions, including Deputy Chief Financial Officer for Citibank North America and Chief Financial Officer of Citibank (West) FSB. Mr. MacInnes serves on the Board of Wellmore Behavioral Health, Inc., a non-profit.

LUIS MASSIANI President and Chief Operating Officer of Webster and Chief Operating Officer of Webster Bank

Mr. Massiani, age 47, serves as President and Chief Operating Officer of Webster and the Chief Operating Officer of Webster Bank. He was President of Sterling National Bank and Chief Operating Officer of Sterling Bancorp from January 2021 until the completion of the merger of Webster and Sterling in January 2022. He was Senior Executive Vice President since October 2014, and Chief Financial Officer from October 2013 to March 1, 2021 of Sterling Bancorp and Sterling National Bank. Prior to the combination with Sterling in October 2013, Mr. Massiani was Executive Vice President and Chief Financial Officer at Provident NY Bancorp and Provident Bank. Mr. Massiani also serves as a director for Street 2 Street, a charitable organization.

Webster Financial Corporation - 2024 Proxy Statement | 27

EXECUTIVE OFFICERS

CHRISTOPHER J. MOTL President of Commercial Banking

Mr. Motl, age 53, serves as President of Commercial Banking of Webster and Webster Bank. He joined Webster in 2004 and was responsible for establishing and growing the Sponsor and Specialty Banking Group and, prior to his current position, was most recently Executive Vice President and Director of Middle Market Banking. Prior to joining Webster, Mr. Motl worked at CoBank, where he was Vice President and Relationship Manager. Mr. Motl is on the Board of Special Olympics of Connecticut and the Travelers Championship.

KRISTY BERNER General Counsel and Corporate Secretary

Kristy Berner, age 49, serves as the General Counsel and Corporate Secretary of Webster and Webster Bank. In her role, Kristy leads all of Webster’s corporate legal services. Prior to joining Webster, she most recently served as Executive Vice President, Deputy General Counsel and Assistant Corporate Secretary at M&T Bank Corporation. Prior to joining M&T, Kristy was the General Counsel and Corporate Secretary at both People’s United Bank and First Niagara Bank, as well as the Deputy General Counsel at KeyBank. She is a long-standing member of the Society for Corporate Governance as well as a variety of other legal and bank trade group associations.

DANIEL H. BLEY Chief Risk Officer

Mr. Bley, age 55, serves as Chief Risk Officer of Webster and Webster Bank. He joined Webster in 2010. Mr. Bley currently serves on the Board of Directors and Audit Committee of Junior Achievement of New York. Mr. Bley also serves as an advisory council member for Crowe LLP Advisory Council and RMA Advisory Council.

ELZBIETA CIESLIK Chief Audit Officer

Ms. Cieslik, age 62, serves as the Chief Audit Officer of Webster and Webster Bank and is responsible for Internal Audit. Prior to joining Webster, she was a Global Director of Internal Audit at GFI Group Inc. Ms. Cieslik currently co-chairs the Webster Women’s Initiative Network (WeWIN), which she helped launch in 2016. She also serves as a director and member of the Finance Committee for Connecticut Community Care.

JAVIER L. EVANS Chief Human Resources Officer

Mr. Evans, age 62, serves as the Chief Human Resources Officer of Webster and Webster Bank. He also served as Executive Vice President, Chief Business Operations and Services Officer for Sterling and Sterling National Bank from 2021 until the completion of the merger of Webster and Sterling in January 2022, and as Chief Human Resources Officer of Sterling and Sterling National Bank from 2017 to 2021. Mr. Evans joined Sterling National Bank in conjunction with the 2017 merger of Sterling National Bank with Astoria Bank, where Mr. Evans served as Senior Vice President of Human Resources.

JAMES GRIFFIN Head of Consumer Banking

Mr. Griffin, age 47, serves as Head of Consumer Banking at Webster Bank. He is responsible for Webster Bank’s consumer banking strategy, consumer network, residential lending, small business and consumer products. Mr. Griffin most recently was Executive Managing Director, Head of Consumer & Business Banking at Sterling National Bank. Prior to joining Sterling, he served as Director of Branch Banking for Astoria Bank, where he held various leadership positions including Director of Strategy and Planning for the Retail Banking Group. Mr. Griffin is currently a member of the Long Island Advisory Board for Junior Achievement.

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EXECUTIVE OFFICERS

BENJAMIN KRYNICK Head of Bank Operations

Mr. Krynick, age 39, serves as the Head of Bank Operations. In his role, Ben is responsible for managing all bank operations for Commercial and Consumer Banking, including loan, deposit and payment operations and the Client Contact Centers. Prior to this role, he served as Senior Managing Director, Corporate Strategy and was responsible for facilitating long-range planning, organizational design, performance and accountability, corporate development activities and various large scale strategic and technology projects throughout the enterprise.

VIKRAM NAFDE Chief Information Officer

Mr. Nafde, age 48, serves as Chief Information Officer of Webster Bank. He is responsible for the strategy and execution of all of Webster’s technology, cybersecurity, data strategy and tech innovation. Mr. Nafde served as Senior Vice President, Head of Software Engineering, Digital Delivery and Agility at Webster since 2020.

JASON SOTO Chief Credit Officer

Mr. Soto, age 50, serves as Chief Credit Officer of Webster and Webster Bank. Most recently, Mr. Soto was the Chief Credit Officer of Webster Bank, where he advanced our credit risk strategy and led the credit risk management governance program. Mr. Soto serves on the board of Families First, a Watertown, Mass.-based nonprofit focused on early childhood parent education.

MARISSA WEIDNER Chief Corporate Responsibility Officer

Ms. Weidner, age 46, serves as the Chief Corporate Responsibility Officer for Webster and Webster Bank. Ms. Weidner most recently served as Chief Human Resources Officer at Sterling National Bank. Prior to joining Sterling, she served as President of the Westchester County Association and prior to that she served as Vice President of the Hudson Valley Economic Development Corporation. Ms. Weidner serves as Co-President on the Board of Directors for the College of Westchester’s Charitable Foundation and is also serving on the Junior Achievement of Greater Fairfield County’s Board of Directors.

CHARLES L. WILKINS Head of HSA Bank

Mr. Wilkins, age 62, joined Webster in 2014 and currently serves as Head of HSA Bank. Prior to joining Webster, he was President of his own consulting practice specializing in healthcare and financial services from 2012 through 2013.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Introduction

The CD&A discusses in detail the 2023 executive compensation program for the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executives (collectively, our “NEOs”). Our NEOs for 2023 were:

•	John R. Ciulla, Chairman and Chief Executive Officer

•	Jack L. Kopnisky, Executive Chairman (retired)

•	Glenn I. MacInnes, Chief Financial Officer

•	Luis R. Massiani, President and Chief Operating Officer

•	Christopher J. Motl, President of Commercial Banking

Mr. Ciulla assumed the title of Chairman on February 1, 2024 following the retirement of Mr. Kopnisky. Mr. Massiani was also promoted to President of Webster on February 1, 2024.

During 2023, Webster leadership and the Compensation Committee (the “Committee”) continued to execute on decisions to help strengthen our executive compensation governance. The Committee approved a new compensation peer group to better align Webster with peer performance towards the median of the group, approved a new Committee charter with practices consistent with our peers and with other Webster governance documents, approved 2023 target pay for all executives considering compensation for the new peer group and other factors, implemented the new SEC/NYSE Clawback policy for Executive Officers, and proposed new director compensation for 2024.

Financial Performance Summary - In 2023, Webster delivered strong financial and operating performance during a challenging period for the banking industry. While financial results were lower than target, Webster performed in the top quartile of our peer group in terms of pre-provision net revenue and return on average assets performance. As a result, annual Cash Incentive Awards were funded at 75% of target, as described below in “Annual Cash Incentive Scoring – Results”.

Highlights of 2023 performance include:

•	Total revenue of $2.7 billion

•	Net income of $867.8 million

•	Net income available to common stockholders of $851.2 million

•	Pre-provision net revenue (“PPNR”) of $1.2 billion ($1,235 million); Adjusted PPNR of $1.5 billion ($1,479 million)

•	Adjusted Return on average assets (“ROAA”) of 1.43% (GAAP ROAA = 1.18%)

•	Adjusted Return on equity of 12.67% (GAAP return on average equity = 10.43%)

The Company also executed several other strategic corporate actions, including the successful conversion of our banking systems platform, completed the acquisition of interLINK, and Ametros Financial Corp., in January 2024. These acquisitions link into our strategy by providing a diverse funding base of deposits.

2023 Say-on-Pay Vote - Annually, Webster presents to its stockholders an advisory resolution to approve the compensation of Webster’s NEOs. Approximately 94% of the shares of Webster common stock that were voted on the proposal at last year’s annual meeting of stockholders, held on April 26, 2023, were voted for the approval of the compensation of the NEOs. The Committee considers the outcome of the vote when determining compensation policies and setting NEO compensation and believes that the results show strong support for Webster’s compensation policies and programs. Correspondingly, no changes in the overall structure of the compensation program were made in 2023.

Objectives of Compensation Program

Webster’s executive compensation program is designed to attract, engage and retain qualified executives and to reward actions and results that the Committee and Board believe will increase Webster’s Economic Profit and maximize stockholder return. “Economic Profit” is a non-GAAP measure calculated at the consolidated and business unit level, which equals net income less the imputed cost of equity capital (estimated at 10%). Special attention is given to ensuring that compensation plans do not encourage NEOs or other executives to take excessive risks.

Webster’s executive compensation program is performance-based and closely aligns total compensation with achievement of Webster’s financial and strategic goals. A meaningful portion of total compensation is variable and tied to future stockholder return, thereby rewarding NEOs and other executives for pursuing strategies that increase Economic Profit over time.

The compensation program has four primary objectives:

•	Performance-Based—A majority of total compensation is intended to be variable based on the Company’s success in achieving established financial and strategic goals.

•

Equity-Based - A meaningful portion of the total compensation opportunity is equity-based, creating a strong link between our NEOs’ compensation and stockholder return. Additionally, the majority of our NEOs’ equity compensation is performance-based and is dependent on: absolute return on equity (“ROE”) and relative total stockholder return (“TSR”) over a three-year period.

•

Competitive - Total compensation opportunities should be competitive, thereby enabling Webster to attract, engage and retain highly qualified NEOs and other executive officers who will be motivated to achieve Webster’s financial and strategic goals.

•

Safety and Soundness - Webster’s incentive compensation programs reward individual actions and behaviors supporting Webster’s mission, business strategies and performance-based culture and do not encourage excessive risk taking.

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EXECUTIVE COMPENSATION

Compensation Best Practices

The Committee regularly (and at least annually) reviews best practices in executive compensation and governance and endeavors to constantly enhance our policies and practices, which include the following:

What We Do	What We Don’t Do

✓ Pay for Performance — A substantial portion of each NEO’s total compensation opportunity is in the form of variable pay, such that actual compensation is closely tied to financial performance and business results

× Incentivize excessive risk taking

✓ Long-Term Incentives — Our long-term equity program is 60% performance-based, driving a pay for performance culture	× Provide excise tax gross-up provisions in any agreements with our NEOs

✓ Stock Ownership Guidelines — We have robust stock ownership guidelines that are reviewed annually	× Allow hedging or pledging of shares

✓ Alignment with Peers — We review at least annually the compensation of our executives against a relevant peer group	× Allow stock option repricing

✓ Independent Compensation Consultant — We use an independent compensation consultant that reports directly to the Committee	× Pay dividends on unvested performance shares until after shares are vested

✓ Clawback Policy — In addition to the SEC/NYSE Clawback policy that applies only to executive officers, we have a “clawback” feature under which any bonus or incentive compensation (including equity) for executive officers and other employees is subject to recovery if based on criteria later shown to be materially inaccurate, without regard to whether the inaccuracy arose from any misconduct.

× Count performance shares in our stock ownership guidelines until after the shares are vested

✓ Annual Say-On-Pay Vote — We conduct an annual say-on-pay vote, the frequency selected by our stockholders

Compensation Risk Assessment Disclosure

The Committee discussed, evaluated and reviewed each compensation program applicable to Webster’s NEOs and other employees. The Committee concluded that Webster’s compensation programs do not incentivize excessive risk taking by its NEOs or other employees. The Committee furthermore concluded that the structure provides appropriate incentives to balance risk and reward, provides sufficient risk controls and aligns the interests of its employees with those of stockholders.

The following features of the compensation programs, agreements and organizational structure restrain risk taking to acceptable levels and strongly discourage the manipulation of earnings for personal gain:

•

The “clawback” feature applicable to NEOs and other executive officers and employees encourages executives and other employees to maintain accurate books and records and comply with relevant accounting policies. Under the “clawback,” any bonus or incentive compensation (including equity) for employees is subject to recovery by Webster if such compensation is based on criteria that are later shown to be materially inaccurate, without regard to whether the inaccuracy arose from any misconduct. In addition, the SEC/NYSE Clawback policy is in place for all executive officers.

•	The vesting elements of the equity awards align the interests of the executives with the long-term health of Webster, the quality of earnings, and the interests of stockholders.

•

The programs include a mix of cash and equity awards, which support an appropriate balance of short-term and long-term risk and reward decision making. Equity awards include a performance element with a payout dependent upon achieving designated goals.

•

Strong governance structure, which includes key elements such as a code of conduct and ethics policy, various risk management and board committees, and a new activity process with embedded risk controls and executive approvals.

•	Risk function reports outside of the lines of business and the compensation of risk managers is not determined by the businesses they evaluate.

•	Stock ownership requirements align executive officers with the interests of the stockholders.

•	Strong independent internal credit oversight and quality controls.

•	Shared accountability for incentive design, budget and payout with oversight by the Incentive Compensation Oversight Committee and the Committee with input from the Chief Risk Officer.

Role of the Compensation Committee

The Committee consists of five (5) members of the Board, each of whom is independent. The Chair of the Committee reports on material Committee actions at Board meetings.

The Committee oversees and approves all changes to pay and compensation arrangements for the Executive Management Committee members. The Committee approves the base salary, the annual cash incentives and long-term equity-based incentives (“LTI”) for the Chief Executive Officer and, as applicable, the Executive Chairman, and approves the compensation recommended by the Chief Executive Officer for Webster’s other NEOs, other than the Chief Risk Officer and the Chief Audit Executive, which are approved by the Risk Committee and the Audit Committee, respectively. Non-NEO members of the Executive Management Committee are also compensated under the same compensation programs and approved by the Committee.

The Committee annually reviews the Company’s peer group, assesses the risks in connection with all compensation programs to ensure executives are not encouraged or rewarded for taking excessive risks, approves the design and metrics for the annual cash and performance-equity plans, and reviews succession planning for key leadership positions. In addition, the Committee reviews director compensation as compared to the Company’s peer group, the stock ownership guidelines for executives, the Committee’s charter, and this “Compensation Disclosure and Analysis” section of our annual proxy statement.

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EXECUTIVE COMPENSATION

Setting 2023 Compensation

In February 2023, the Committee reviewed all elements of compensation for the NEOs and approved the compensation structure. This structure is intended to provide NEOs with a compensation opportunity commensurate with persons with similar duties and responsibilities at other financial institutions of similar size. In determining levels of each of the NEO’s overall compensation, a meaningful portion of compensation is tied to financial and strategic performance. The Committee also considers the qualifications and experience of the respective officer, Webster’s size and complexity of operations and, to a certain extent, the compensation paid to other employees of the Company. The Committee uses external data as input for the Committee’s analysis and to obtain a general understanding of current market compensation practices, rather than as strict rules for establishing compensation. Consequently, actual compensation received may vary from targeted compensation.

Compensation Consultant

Compensation Advisory Partners LLC (“CAP”) has been retained by the Committee as their independent compensation consultant. In carrying out its responsibilities, the Committee engages CAP to offer market perspectives on annual pay, current executive and director compensation trends and assess and advise regarding compensation programs currently in place at Webster. The independent compensation consultant also provides insight into regulatory issues affecting compensation. The Committee has the authority to hire and terminate the independent compensation consultant and determine the nature and scope of the consultant’s assignments. The Committee reviewed the work performed by CAP and, under SEC and NYSE regulations, determined that the work did not create a conflict of interest.

CAP provided the Committee with insights relating to trends in executive compensation in the banking sector. At the direction of the Committee, CAP reviewed all elements of compensation for the NEOs and other executive officers and made recommendations with regard to plan design. CAP also reviewed an analysis of Webster’s 2023 performance relative to peers and opined on management’s proposals to the Committee regarding 2023 executive compensation. CAP attended all Committee meetings and, in each meeting, had the opportunity to meet with the Committee in executive session. The Committee considers the independent compensation consultant’s perspective as part of its decision-making process. The Committee communicates compensation decisions directly to management. The Committee utilized market context and recommendations from CAP when determining the amount and form of compensation paid to Webster’s executive officers and directors for 2023.

Compensation Peer Group

Each year, the Committee reviews the composition of the peer group with the assistance of CAP. The objective is to maintain a group of peer banks that individually and collectively represent suitable comparators for compensation-related analyses. Suitability is defined using a number of factors, including size, scope, business mix and geographic focus. Size and scope measures include total assets, market capitalization and number of branches. Business mix is reflected by an analysis of loan composition (consumer, real estate, commercial and construction). Banks with a geographic focus outside the continental United States are excluded regardless of the appropriateness of their scope and business mix.

In October 2022, the Committee reviewed the then current 20-company peer group and CAP’s suggested changes. The changes positioned Webster closer to the median and decreased the size of the peer group from 20 to 18. After a robust discussion, the Committee chose the final 18 companies listed below because of their similar size and business model to Webster.

2023 COMPENSATION PEER GROUP (THE “PEER GROUP”)[1]

Company	Total Assets (in Millions)
BOK Financial Corp	$45,377
Comerica Inc	$86,889
Cullen/Frost Bankers Inc	$51,785
First Citizens Bancshares Inc	$107,673
First Horizon Corp	$85,132
F.N.B. Corporation	$41,681
Huntington Bancshares Inc	$178,782
M&T Bank Corporation	$204,033
New York Community Bancorp	$63,093
Old National Bancorp	$45,748
PacWest Bancorp	$40,951
Regions Financial Corp	$160,908
Signature Bank [2]	$115,967
Synovus Financial Corp	$57,383
Valley National Bancorp	$54,439
Western Alliance	$66,055
Wintrust Financial	$50,969
Zions Bancorp NA	$87,784
75th Percentile	$102,701
Median	$64,574
25th Percentile	$51,173
Webster	$67,595
Percent Rank	53%

[1]	Total assets as of October 2022, the point the Peer Group was selected, and provided by CAP.
[2]	Signature Bank was closed by state and federal banking regulators on March 12, 2023.

32 | Webster Financial Corporation - 2024 Proxy Statement

EXECUTIVE COMPENSATION

The Committee uses a combination of proxy information from the Peer Group and available relevant market compensation survey data for U.S. regional banks to annually review the compensation of Webster’s NEOs relative to comparable positions. The Committee may also use comparisons to the Peer Group to consider other market practices relevant to the scope of the NEOs’ responsibilities. This may include, for example, change in control provisions and stock ownership guidelines. The Committee also uses the Peer Group for relative performance comparisons under our annual and long-term incentive plans and when reviewing competitive pay levels and practices for the Company’s directors and other executives.

In 2023, the Committee considered actual and, where available, target compensation data from the Peer Group, along with available market compensation survey data. This data was presented by CAP and contributed to an assessment of the competitiveness of actual and target pay for Webster’s NEOs.

Elements of 2023 Compensation

Webster’s compensation program has three basic elements: base salary, annual cash incentive and LTI. We provide our NEOs with a base salary to compensate them for services rendered during the fiscal year and sustained performance. The purpose of the base salary is to reflect job responsibilities, value to us and competitiveness of the market. The annual cash incentive rewards current year performance, while the LTI aligns the NEOs’ incentives with the long-term goals and performance of the Company. LTI grants consist of a 60%/40% mix of performance-based shares and time-based restricted stock, respectively. Performance shares have a three-year performance period with cliff vesting, and time-based restricted stock has a three-year vesting schedule of one-third vesting on each anniversary of the grant date.

The Committee reviews all elements of compensation annually, separately and in aggregate, to ensure that the total amount of compensation is within appropriate competitive parameters based on data from independent sources and based on the performance of the Company and NEOs.

In late 2022, CAP provided an analysis of Webster’s total compensation and each of the individual components compared to the Peer Group. This was supplemented by management with other data from available relevant market compensation surveys for U.S. regional banks. This aggregate data contributed to an assessment of the competitiveness of actual and target pay for Webster’s NEOs. Considering the findings, the Committee set the components of pay and the weight of each component creating a structure that reflects Webster’s objectives for compensation (as described above) while allowing individual variations based on job scope, tenure, retention risk and other factors relevant to the Committee. In February 2023 the Committee approved 2023 total direct compensation at target for the NEOs.

The table below displays total direct compensation at target for each NEO, including target by each component for the program approved in February 2023.

2023 Components of Total Direct Compensation at Target

Name	Salary	Annual Cash Incentive	Total Cash Compensation	Long-Term Incentive	Total Direct Compensation

John R. Ciulla	$1,100,000	$1,375,000	$2,475,000	$3,300,000	$5,775,000

Jack L. Kopnisky	$1,100,000	$1,375,000	$2,475,000	$3,300,000	$5,775,000

Glenn I. MacInnes	$615,000	$676,500	$1,291,500	$984,000	$2,275,500

Luis R. Massiani	$800,000	$1,000,000	$1,800,000	$1,720,000	$3,520,000

Christopher J. Motl	$800,000	$1,000,000	$1,800,000	$1,520,000	$3,320,000

The charts below illustrate target compensation pay mix as a percentage of total direct compensation for each component of pay, including the mix of restricted stock and performance-based shares in long-term incentive compensation.

Salary

Annual salary is the only fixed component of Webster’s executive compensation program. In setting salary, the Committee looks at current pay practices, Peer Group comparisons and general market analysis in consultation with its independent compensation consultant, CAP. The Committee then establishes salaries that are competitive with the Peer Group and the external market for similar positions. The Committee reviews the salaries on at least an annual basis.

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EXECUTIVE COMPENSATION

In the case of a change in role, an officer’s new responsibilities, external pay practices, internal equity, past performance and experience are considered in determining whether a change in salary is warranted.

In February 2023, considering the above factors, the Committee approved salary increases for the Chief Financial Officer, President and Chief Operating Officer, and President of Commercial Banking. Salary ranged from 19% to 27% of total compensation for each of the NEOs.

Annual Cash Incentive Compensation – Plan Overview

Annual cash incentive compensation is variable based on performance and ties a significant portion of the NEOs’ compensation to achievement of the Company’s annual financial plan and considers other factors including financial performance relative to the Peer Group. The Committee approves measurements for the cash incentive plan annually. For 2023, target incentives were set as a percentage of salary for each of the NEOs and reflect between 24% and 30% of total compensation. The cash incentive plan is designed so that the weighted average performance for the financial measures must exceed a predetermined threshold before a payout can be made.

The cash incentive plan is structured to calculate cash incentive awards based on two primary components:

1.

Corporate Component - This component has two elements: Financial Performance relative to the annual financial plan and Financial Performance relative to the Peer Group. “Financial Performance” is determined by scoring performance against two pre-established financial measures tied to the annual financial plan. Each measure is weighted equally, and then the measures are totaled to determine a weighted score. Adjustments to this score may then be made, by as much as 20 percentage points, based on the Committee’s assessment of the Company’s performance against pre-established financial measures relative to the Company’s Peer Group. The Corporate Component rating generates a potential funding of 0% to 150% of target. A score of 100% results in funding at target. Scores below 50% on an individual measure are reduced to zero and a total weighted score below 50% on the two goals in the aggregate earns no payout.

2.

Line of Business Component – The Line of Business Component will only be scored or paid if Corporate Component is scored at or above its threshold payout level. If so, the Line of Business Component is determined based on the Financial Performance of the line of business against its pre-established financial goals, and the line of business performance against significant strategic objectives for the year. Adjustments may then be made based on the Chief Executive Officer’s and the Committee’s assessment of results against objectives, the competitive environment and the degree of difficulty of the goals.

For the 2023 cash incentive plan, the Chief Executive Officer recommended, and the Committee determined, to apply the Corporate Component score to all executives and not use the Line of Business Component to recognize the impact of the challenging operating environment on our business and create alignment across the entire management team who responded by prudently modifying the Company’s business plan, reducing loan origination activity and focusing on deposit gathering and strengthening the Company’s liquidity position. In addition, the Committee determined that the annual cash incentive compensation for the members of the Executive Management Committee, including the NEOs, will be 100% tied to the Corporate Component beginning in 2024 to support the view that Webster is one bank.

ANNUAL CASH INCENTIVE SCORING—RESULTS

Financial Performance Relative to Plan—Webster’s 2023 results compared to plan are set forth in the table below. The Committee has discretion to adjust for extraordinary, unusual or non-recurring items and for material negative risk outcomes. For 2023, adjustments were made to PPNR and ROAA for one-time items including lower direct investment income vs plan and excess liquidity above plan.

2023 ANNUAL CASH INCENTIVE—FINANCIAL PERFORMANCE RELATIVE TO PLAN (THE “CORPORATE COMPONENT SCORE”)

Financial Metric	Threshold	Target	Maximum	Actual[1]	Score	Weight	Weighted Score
Pre-Provision Net Revenue	$1,453.7	$1,731.2	$2,008.7	$1,501.0	58.5%	50%	29.3%
Return on Average Assets	1.33%	1.61%	1.89%	1.47%	75.3%	50%	37.7%
					Total	100%	66.9%

[1]	Actual results used for compensation calculation differs from GAAP

Financial Performance Relative to Peer Group—As described above, the Committee has discretion to adjust the Corporate Component Score by plus or minus 20 percentage points (the “Adjustment”) based on Webster’s performance against pre-established financial measures relative to its Peer Group. The table below shows Webster’s performance relative to the 18 companies in the Peer Group adjusted for one-time items.

2023 ANNUAL CASH INCENTIVE—FINANCIAL PERFORMANCE RELATIVE TO PEER GROUP [1]

Financial Metric	2023				2022
	Results	Percentile Rank	Weight	Weighted Percentile Rank	Percentile Rank	Weight	Weighted Percentile Rank
Pre-Provision Net Revenue/Avg. Assets	2.00%	82.0%	50%	41.0%	95.0%	50%	47.5%
Return on Average Assets	1.43%	100.0%	50%	50.0%	90.0%	50%	45.0%
		Weighted Percentile Rank		91.0%	Weighted Percentile Rank [2]		92.5%

[1]	Data as reported by SNL Securities for comparability.
[2]

The Committee reviewed the peer performance against reported results and adjusted results. The adjusted results are shown above for both years and exclude all the one-time items related to the Sterling Merger as well as one-time items reported by the peers. The reported results, which were not used for this purpose, resulted in a weighted percentile rank of 61.75% for 2023.

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EXECUTIVE COMPENSATION

Final Corporate Component—Management recommended an upward adjustment to the Corporate Component score of 8.1% during the Committee’s January 2024 meeting. In evaluating this recommendation, the Committee considered Webster’s strong performance versus peers in a challenging banking environment. The Committee also considered management’s strong leadership in responding to the bank failures early in the year. This included a shift in our strategy to reduce loan origination activity and focus on deposit gathering and strengthening the Company’s liquidity position, which increased the difficulty of achieving our performance goals. Based on these factors, the Committee agreed with management’s recommendation and approved the final Corporate Component being equal to 75% of target.

2023 ANNUAL CASH INCENTIVE—FINANCIAL PERFORMANCE AND ADJUSTMENTS

Corporate Financial Performance Score	Adjustment	Final Corporate Component
66.9%	8.1%	75.0%

2023 ANNUAL CASH INCENTIVE COMPENSATION AWARDED IN FEBRUARY 2024

Individual NEO Performance—Individual performance is determined through the annual review process as part of the Company-wide performance management process. Each NEO is evaluated based on achievement of individual performance objectives, which include strategic goals, personal behavior, risk management, regulatory compliance and leadership. The Committee evaluates the Chief Executive Officer and the Executive Chairman, and the Chief Executive Officer evaluates the other NEOs in consultation with the Committee.

NEO’S PERFORMANCE SUMMARIES FOR 2023

Name	Performance Summary
John R. Ciulla

•  Established the strategic vision for the Company with defined financial objectives, strong core values, expected behaviors and strong governance and risk management.

•  Provided leadership, management and guidance for the Company, and specifically for the executive leadership team, driving performance in a difficult economic environment

•  Chaired the Executive Management Committee building consensus across the executive leadership team for strategy, execution, and culture

•  Co-chaired Webster’s Diversity, Equity, Inclusion & Belonging (DEIB) Council ensuring that diversity initiatives are a strategic priority

Jack L. Kopnisky

•  Provided guidance and leadership in establishing the strategic vision for the Company, including financial objectives and core values

•  Operated as Board Chairman overseeing Board activities

•  Provided counsel to the Chief Executive Officer as well as guidance and respectful challenge on strategy to the executive leadership team in setting objectives for 2023 and for long-range planning

•  Worked with the Chief Executive Officer and leadership team to identify incremental growth and M&A opportunities

Glenn I. MacInnes

•  Responsible for all financial matters including regulatory filings and the financial control environment for the Company; expanded the control environment consistent with the growth of the Company

•  Focused on strengthening the Company’s liquidity position to meet new regulatory requirements.

•  Provided strong financial guidance across the enterprise supporting our business lines and functional units driving expense management

•  Expertly led the investor relations function, managing all analyst and rating agency relationships ensuring accurate and timely communications with analysts throughout the year

•  Provided oversight and management of the procurement process leveraging the Company’s scale ensuring efficiencies are realized

•  Engaged in our DEIB initiatives as an executive sponsor of a business resource group

Luis R. Massiani

•  Promoted to President of the holding company along with his Chief Operating Officer responsibilities

•  Responsible for overseeing consumer banking, technology, bank operations, corporate development, strategy, and innovation; restructured and reorganized personnel to better align with strategic direction

•  Led corporate development activities resulting in definitive agreements and successful acquisitions of interLINK (diversifying funding sources) and Ametros (which closed in January 2024)

•  Led the successful Bank Conversion Project, which included implementing new core technology and business processes

•  Actively engaged in our DEIB initiatives as an executive sponsor of a business resource group and provided leadership for our community investments, including the development of the strategy

Christopher J. Motl

•  Led all commercial banking activities including realigning management and sales teams

•  Successfully led the business line during banking crisis resulting in growth in both loans and deposits and strong client retention and colleague engagement

•  Managed the core conversion processes in commercial business line while minimizing client disruption

•  Provided leadership and strategic influence across the enterprise by deepening his relationships with his peers on the executive management committee and with colleagues in the other lines of business and functional units

•  Engaged in our DEIB initiatives as an executive sponsor of a business resource group

2023 Annual Cash Incentive Compensation—Once the Committee determines the Corporate Component score, the score is applied to the Chief Executive Officer’s and Executive Chairman’s and each other NEO’s annual cash incentive compensation target to calculate the funded cash incentive compensation. The Committee retains discretion to adjust the Chief Executive Officer and the Executive Chairman’s calculated annual cash incentive compensation. The Chief Executive Officer retains discretion, in consultation with the Committee, to adjust the other NEOs’ calculated annual cash incentive compensation.

Discretionary Adjustment for Individual Performance—Based on the Chief Executive Officer’s assessment of the individual performance of each NEO (other than the Chief Executive Officer and the Executive Chairman) measured against specific performance objectives and overall, the Chief Executive Officer may

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EXECUTIVE COMPENSATION

use discretion to recommend a positive or negative adjustment to the calculated annual cash incentive compensation. Additionally, the Chief Executive Officer in consultation with the Chief Human Resources Officer and the Chief Risk Officer considers potential adjustments (referred to as meaningful consequences) based on each NEO’s record of identifying, managing and mitigating risk, including an assessment of outcomes in the areas of compliance, operating risk, credit, audit findings or regulatory citations, or other contributions that should be taken into account.

The Committee considers potential adjustments for the Chief Executive Officer and the Executive Chairman based on his leadership of the Company and each individual’s performance against objectives. In addition, the Committee considers meaningful consequences adjustments to the Chief Executive Officer and the Executive Chairman based on his record of managing and mitigating risk.

The Chief Executive Officer did not recommend any adjustments to the annual cash incentive compensation for any of the NEOs and the Committee did not make any adjustments to the Chief Executive Officer or the Executive Chairman’s annual cash incentive compensation awards.

Consistent with the Bank’s incentive policy, a thorough review of risk management in the areas of regulatory, internal audit, operating and credit compliance and Sarbanes-Oxley occurred. As a result of the review, no significant risk management deficiencies were identified that impacted the cash incentive compensation for any of the NEOs.

2023 Final Payment Determination—The Committee determines and approves the annual cash incentive compensation for the Chief Executive Officer and the Executive Chairman and reviews and approves the annual cash incentive compensation that are recommended by the Chief Executive Officer for the other NEOs. The final calculations and approved awards for annual cash incentive compensation, based on the above metrics and individual performance assessments, are set forth below.

2023 ANNUAL INCENTIVE COMPENSATION

Name	Annual Incentive Target	Corporate Component	Calculated Award	Individual Discretionary Adjustment	Total Cash Incentive Award
John R. Ciulla	$1,375,000	75.0%	$1,031,250	—	$1,031,250
Jack L. Kopnisky	$1,375,000	75.0%	$1,031,250	—	$1,031,250
Glenn I. MacInnes	$676,500	75.0%	$507,375	—	$507,375
Luis R. Massiani	$1,000,000	75.0%	$750,000	—	$750,000
Christopher J. Motl	$1,000,000	75.0%	$750,000	—	$750,000

LONG-TERM INCENTIVE COMPENSATION–PLAN OVERVIEW

Long-Term Incentive Vehicles: Webster awards two forms of LTI grants, performance shares and time-vested restricted stock as set forth in the table below.

LONG-TERM INCENTIVE VEHICLES

Vehicle	Vesting	Rationale	Vehicle Mix
Performance Shares	Cliff vests following the conclusion of three-year performance period	To align LTI with the achievement of 1) total stockholder return relative to peers and 2) average return on equity goals	60%

Time-Vested Restricted Stock	One third vests per year	To provide LTI and retention value to the NEOs and other executives	40%

Performance Shares: Performance Shares vest following the conclusion of the three-year performance period and the Committee certifies the results based 50% on Company three-year TSR relative to Webster’s Peer Group and 50% on the three-year average return on equity compared to plan. Performance must meet threshold levels, or the shares are forfeited.

•

Three-year TSR reflects the rate of return including price appreciation plus reinvestment of dividends calculated as follows: (ending stock price – beginning price + dividends paid per share) / beginning stock price. The Peer Group reflects Webster’s Compensation Peer Group listed in the Compensation Peer Group section at the start of the three-year period.

•

Average Return on Equity Over the Three-Year Period is calculated as the ratio of adjusted net income to adjusted average equity. The average return on equity targets are set annually during the performance period by the Committee giving consideration to the Board approved financial plan set at the end of the prior year. The score is calculated each year and then averaged over three years.

PAYOUT DETERMINATION FOR PERFORMANCE SHARES GRANTED IN MARCH 2023 BASED ON 2023-2025 PERFORMANCE

Payout Metric	Below Threshold Payout	Threshold Payout	Target Payout	Maximum Payout
Peer-relative three-year TSR	0%	50%	100%	150%
Average Return on Equity over three-year period	0%	50%	100%	150%

The Company does not vest performance-based restricted stock for performance below threshold. A threshold level of performance must be met for each metric in order for payment to be earned. Once threshold performance is achieved, actual awards will be interpolated between threshold and maximum of target. The Company accrues but does not pay dividends on performance shares until the actual number of shares is known based on final performance and the shares vest. The accrued dividends are paid as a lump sum following vesting.

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EXECUTIVE COMPENSATION

LONG-TERM INCENTIVE COMPENSATION APPROVED IN FEBRUARY 2023

2023 Long-Term Incentive Grants—Annual LTI grants were approved in February 2023 in the form of 60% Performance Shares and 40% time-vested restricted stock, as described above, based in part on each NEO’s 2022 performance and granted based on such NEOs’ 2022 base pay and LTI target percent. For 2023, target long-term incentives were set for each of the NEOs between 43% and 57% of total compensation.

LTI awards may be increased or decreased from target levels based on a variety of factors including the Company’s prior year performance against financial and strategic goals. The Committee determines the recommended grants for the Chief Executive Officer and the Executive Chairman and reviews and approves the Chief Executive Officer’s recommendation for the other NEOs. The Committee approved grants at target levels for each NEO as shown in the chart below.

2023 LONG-TERM INCENTIVE COMPENSATION

Name	Long-Term Incentive Award
John R. Ciulla [1]	$3,300,000
Jack L. Kopnisky	$3,300,000
Glenn I. MacInnes	$900,000
Luis R. Massiani	$1,500,000
Christopher J. Motl	$975,000

[1]

As described in last year’s proxy, Mr. Ciulla only received a portion of his Synergy Award in 2022 due to share limits defined in the 2021 Stock Incentive Plan. The remaining shares were granted in 2023 as can be seen in the Grant of Plan-Based Awards in 2023 table with the original vesting schedule that was previously approved in 2022 and are not disclosed here.

RETIREMENT PLANS

Pension Plan—Webster Bank maintains a frozen tax-qualified defined benefit pension plan (the “Pension Plan”). Webster stopped benefit accruals under the plan for all employees, including the NEOs as of December 31, 2007. Please see “Pension Plan Benefits” below for additional information about pension benefits for the eligible NEOs.

401(k) Plans—During 2023, Webster Bank maintained two separate tax-qualified defined contribution 401(k) plans (each a “401(k) Plan”) for eligible employees, including the NEOs, with eligibility based on the employee’s previous employer prior to the Sterling Merger. Both plans allow employees, including the NEOs, to make pre-tax or Roth contributions of their pay, up to Internal Revenue Code (“IRC”) limits ($22,500 in 2023). Both plans provide for a company contribution up to 5% of employee’s eligible compensation. Under IRC limits, annual compensation in excess of $330,000 in 2023 may not be taken into account for determining benefits or contributions under the qualified plan. Employees who are age 50 or older by the last day of the year (December 31, 2023) may contribute an additional $7,500 to the plan. Beginning in 2024, all eligible employees will participate in one 401(k) plan.

Supplemental Defined Contribution Plans—Webster Bank maintains a non-qualified supplemental defined contribution plan (the “SERP”) for certain executives, including the NEOs except the Executive Chairman. This plan provides each NEO with an allocation to their SERP account equal to the additional match that the NEO would have received in either of the 401(k) Plans if there were no IRC compensation or deferral limits. The notional investments are in the same funds as the 401(k) Plan other than Webster stock and participants earnings are tracked accordingly. There are no “above-market rates” for earnings. Distributions from the plan are paid in cash. The Executive Chairman previously participated in a supplemental plan that no longer has new contributions but still has a balance in his account. Please see “Non-Qualified Deferred Compensation” below for additional information.

Non-Qualified Deferred Compensation Plan—All executives, including the NEOs, were eligible to participate in a voluntary non-qualified deferred compensation plan (the “NQDC Plan”). The plan allowed eligible highly compensated employees to defer up to 25% of their base salary and up to 100% of their annual cash incentive award. No company contributions were made into this plan for 2023. There are not “above-market” rates for earnings in the plan. Please see “Non-Qualified Deferred Compensation” below for additional information.

OTHER EXECUTIVE BENEFITS

Webster offers a limited number of benefits to the NEOs and other executives in addition to the broad-based employee benefits program. Each benefit supports a specific objective but falls within the overall purpose of recognizing leadership responsibility and contributions to the Company’s goals. Management reviews the benefits with the Committee for consistency with Webster’s organizational culture and market practices. These benefits, which are limited to participation in the Supplemental Defined Contribution Plan, long-term care insurance and additional life insurance benefits are described in a footnote to the Summary Compensation Table.

EMPLOYMENT AGREEMENTS

During 2023, none of the NEOs had formal employment agreements. Following the Sterling Merger, Messrs. Ciulla, MacInnes and Massiani signed retention agreements defining terms of employment for the two years following the Sterling Merger and Mr. Kopnisky signed a letter agreement defining his terms of employment for two years following the Sterling Merger followed by one year as a consultant. Mr. Motl has a change in control and non-compete agreement. None of the agreements provide for any golden parachute tax gross-up provisions nor do they provide for the acceleration of vesting of stock options or restricted stock based on a single trigger provision for potential payments upon a change in control. Please see “Potential Payments Upon Termination or Change in Control” below for additional information.

POST-TERMINATION ARRANGEMENTS

Webster’s change in control practices are designed to retain the NEOs during rumored and actual change in control activity. During these times, continuity is a key factor in preserving the value of the business. Webster also provides other termination benefits designed to facilitate changes in key executives as needed. The amounts payable, triggering events and other terms of Webster’s change in control and other termination arrangements are set by the Committee based on Company policy and competitive market information. Webster reviews the provisions of the change in control agreements annually. Please see “Potential Payments Upon Termination or Change in Control” below for additional information.

Webster Financial Corporation - 2024 Proxy Statement | 37

EXECUTIVE COMPENSATION

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Webster believes stock ownership by management is beneficial in aligning the interests of management and stockholders. Executive Stock Ownership Guidelines are established to enhance stockholder value and focus each executive’s attention on the long-term success of the Company. Webster adopted stock ownership guidelines for all of its executive officers, including the NEOs. The table below reflects the minimum stock ownership guidelines for our NEOs.

Name	Holding Requirements
John R. Ciulla	6X base salary
Jack L. Kopnisky	6X base salary
Glenn I. MacInnes	3X base salary
Luis R. Massiani	3X base salary
Christopher J. Motl	3X base salary

As of December 31, 2023, all NEOs met their stock ownership holding requirements. Once achieved, ownership of the holding requirement amount must be maintained for as long as the executive is subject to the stock ownership guidelines. Any NEO who does not meet the holding requirement agrees to hold all net Common Stock received through vested LTI awards until the NEO achieves the holding requirement. We do not count performance shares in our stock ownership guidelines until after the shares are vested.

Anti-hedging/anti-pledging—Directors, officers and other employees of Webster are prohibited from hedging their ownership of Webster securities, including through the use of options, puts, calls, short sales, futures contracts, equity swaps, collars or other derivative instruments that are designed to hedge or offset any decrease in the market value of Webster securities, regardless of whether such directors, officers and employees have material non-public information about Webster, and may be authorized to enter into exchange funds as part of a Rule 10b5-1 arrangement when the purpose is diversification and financial planning. Directors and executive officers are prohibited from pledging their Webster securities as collateral for a loan.

POLICY ON INTERNAL REVENUE CODE SECTION 162(M)

Internal Revenue Code Section 162(m) generally places a $1 million limit on the amount of compensation a company can deduct in any one year for the Company’s chief executive officer, chief financial officer and three other most highly compensated executive officers (and any employee of the Company or any predecessor who was an Internal Revenue Code Section 162(m) “covered employee” for any tax year beginning after December 31, 2016, including periods during which the individual is a former employee and after the employee’s death). While Webster’s NEO compensation was previously structured so that certain awards qualified for a performance-based compensation exemption from the deduction limitation, that exemption was eliminated beginning in 2018 as a result of the passage of the Tax Cuts and Jobs Act, other than with respect to payments made pursuant to certain grandfathered arrangements. While the Committee considers deductibility as one factor in determining executive compensation, the Committee will continue to link pay with performance and retains the flexibility to award compensation consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes.

Compensation of Named Executive Officers

SUMMARY COMPENSATION TABLE

Salary, bonus, incentive payments and other compensation amounts to Webster’s NEOs are summarized in the following table. Some of the amounts below represent the opportunity to earn future compensation under performance-based compensation incentives that may be forfeited based on future performance vesting. As a result of mixing compensation paid and contingent compensation, the totals shown in the Summary Compensation Table include amounts that the NEOs may never receive.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)

John R. Ciulla Chairman and Chief Executive Officer	2023	1,100,000	—	5,239,451	1,031,250	7,300	352,258	7,730,259
	2022	1,088,462	—	4,824,116	1,688,750	—	475,528	8,076,856
	2021	1,000,000	—	1,985,580	1,500,000	—	235,947	4,721,527

Jack L. Kopnisky Executive Chairman	2023	1,100,000	2,000,000	3,307,718	1,031,250	—	66,873	7,505,842
	2022	1,003,270	1,000,000	3,154,142	1,718,750	—	41,629	6,917,791

Glenn I. MacInnes Chief Financial Officer	2023	612,115	—	902,095	507,375	—	112,273	2,133,859
	2022	590,768	—	1,862,269	750,000	—	156,920	3,359,957
	2021	520,000	—	652,094	568,784	—	91,893	1,832,771

Luis R. Massiani President and Chief Operating Officer	2023	790,385	—	1,503,514	750,000	—	141,093	3,184,992
	2022	703,587	—	4,439,763	907,500	—	114,163	6,165,013

Christopher J. Motl President of Commercial Banking	2023	771,154	—	977,240	750,000	4,200	160,716	2,663,309
	2022	616,865	—	3,020,757	950,000	—	183,785	4,771,407
	2021	515,000	—	618,931	726,424	—	112,580	1,972,935

[1]

Amounts shown in this column are in recognition of services performed by the Executive Chairman to close and integrate the Sterling Merger and to compensate for agreement to certain restrictive covenants defined in his Letter Agreement made effective upon the Sterling Merger.

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EXECUTIVE COMPENSATION

[2]	Amounts shown in this column are based on the grant date fair value related to restricted stock awards made in 2021, 2022 and 2023, in accordance with FASB ASC Topic 718.
[3]

Amounts shown in this column represent cash awards paid under the performance-based annual cash incentive plan. For Mr. Kopnisky, $859,375 of his 2023 award was voluntarily deferred into the NQDC plan.

[4]

Webster Bank maintains a frozen Pension Plan as of December 31, 2007. The Pension Plan is described more fully below under the heading “Pension Plan Benefits”. The amounts in this column reflect the change in the actuarial present value of the NEOs’ benefits under the Pension Plan determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. Specifically, the assumptions used to value the accumulated benefits at December 31, 2023 consisted of a 4.76% interest rate for the Pension Plan versus 4.96% in 2022, and the Pri-2012 with MP-2021 Mortality Table.

[5]

All Other Compensation includes amounts contributed or allocated, as the case may be, to the 401(k) Plan in which the NEO participates (excluding the NEOs’ contributions to the 401(k) Plan), the SERP, dividends paid on unvested restricted stock and on earned performance-based stock awards, premiums on an executive-owned life insurance policy and any other payments received that are not included in other tables. For Mr. Kopnisky, other perquisites include premiums on a long-term care policy, a disability policy and a technology reimbursement for personal devices. The table below shows the disclosed components of the “All Other Compensation” column.

2023 ALL OTHER COMPENSATION
Name	Company Contribution to 401(k) Plan ($)	Supplemental Defined Contribution Plan ($)	Dividends ($)	Premium on Life Insurance Policies ($)	Other Perquisites ($)
John R. Ciulla	21,153	174,060	148,588	5,893	—
Jack L. Kopnisky	16,500	—	38,078	—	12,296
Glenn I. MacInnes	14,553	53,553	41,586	2,395	—
Luis R. Massiani	16,500	27,358	93,359	—	—
Christopher J. Motl	17,853	85,416	50,953	3,504	—

GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding awards granted during the fiscal year ended December 31, 2023 to each NEO under the Company’s plans, including possible and future payouts under non-equity incentive plan awards and equity incentive plan awards.

GRANTS OF PLAN-BASED AWARDS IN 2023

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock or Units (#)	Closing Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards[4]($)
Name	Award Type[1]	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John R. Ciulla	CIP		687,500	1,375,000	2,750,000	—	—	—	—	—	—
	Synergy[5]	2/1/2023	—	—	—	13,861	27,722	27,722	—	53.79	1,491,166
	Synergy[5]	5/1/2023	—	—	—	13,862	27,723	27,723	—	36.86	1,021,870
	Time	3/1/2023	—	—	—	—	—	—	24,404	52.14	1,272,425
	Perf	5/1/2023	—	—	—	18,303	36,606	54,909		36.86	1,453,990
Jack L. Kopnisky	CIP		687,500	1,375,000	2,750,000	—	—	—	—	—	—
	Time	3/1/2023	—	—	—	—	—	—	24,404	52.14	1,272,425
	Perf	3/1/2023	—	—	—	18,303	36,606	54,909	—	52.14	2,035,294
Glenn I. MacInnes	CIP		338,250	676,500	1,353,000	—	—	—	—	—	—
	Time	3/1/2023	—	—	—	—	—	—	6,656	52.14	347,044
	Perf	3/1/2023	—	—	—	4,992	9,983	14,975	—	52.14	555,051
Luis R. Massiani	CIP		500,000	1,000,000	2,000,000	—	—	—	—	—	—
	Time	3/1/2023	—	—	—	—	—	—	11,093	52.14	578,389
	Perf	3/1/2023	—	—	—	8,320	16,639	24,959	—	52.14	925,125
Christopher J. Motl	CIP		500,000	1,000,000	2,000,000	—	—	—	—	—	—
	Time	3/1/2023	—	—	—	—	—	—	7,210	52.14	375,929
	Perf	3/1/2023	—	—	—	5,408	10,815	16,223	—	52.14	601,311

[1]	Award Types are: Cash Incentive Plan (CIP), Synergy Awards (Synergy), Time-based annual stock grant (Time), and Performance-based annual stock grant (Perf).
[2]

Columns represent the potential payouts to each of the NEOs resulting from an award pursuant to the annual cash incentive compensation plan, subject to achievement of pre-established performance goals discussed in this Proxy Statement. Actual amounts earned by the NEOs are set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table set forth above.

[3]

Represents the threshold, target and maximum number of Performance Shares that may vest if performance targets are satisfied for the 2023 through 2025 performance period for the annual awards and for the Synergy Awards that will vest in 2024 and 2025. Dividends will be deferred on all unearned Performance Shares and will be paid upon conclusion of the performance period to the extent earned.

[4]	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718 of all equity awards granted in 2023.
[5]

As described in last year’s proxy, Mr. Ciulla only received a portion of his Synergy Award in 2022 due to share limits defined in the 2021 Stock Incentive Plan. The remaining shares were granted in 2023 with the original vesting schedule that was previously approved in 2022.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding outstanding awards held by Webster’s NEOs as of December 31, 2023.

Outstanding Equity Awards at Fiscal Year-End 2023

		Stock Awards
Name	Grant Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested[1] ($)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested[1] ($)

John R. Ciulla	5/4/2021	4,798	[2]	243,546	—		—
	5/4/2021	23,966	[3]	1,216,514	—		—
	3/1/2022	14,655	[2]	743,888	32,973	[4]	1,673,709
	2/1/2023	—		—	27,722	[5]	1,407,169
	3/1/2023	24,404	[2]	1,238,747	—		—
	5/1/2023	—		—	27,723	[6]	1,407,219
	5/1/2023	—		—	36,606	[7]	1,858,121

Jack L. Kopnisky	3/1/2022	—		—	32,973	[4]	1,673,709

	3/1/2023	24,404	[8]	1,238,747	36,606	[4]	1,858,121

Glenn I MacInnes	5/4/2021	1,576	[2]	79,998	—		—
	5/4/2021	7,871	[3]	399,532	—		—
	2/1/2022	—		—	11,090	[9]	562,928
	3/1/2022	3,997	[2]	202,888	8,993	[4]	456,485
	3/1/2023	6,656	[2]	337,859	9,983	[4]	506,737

Luis R. Massiani	10/23/2020	10,286	[10]	522,117	—		—
	2/8/2021	4,353	[2]	220,958	—		—
	2/8/2021	13,702	[10]	695,514	—		—
	2/1/2022	—		—	33,268	[9]	1,688,684
	3/1/2022	6,662	[2]	338,163	14,988	[4]	760,791
	3/1/2023	11,093	[2]	563,081	16,639	[4]	844,596

Christopher J . Motl	5/4/2021	1,496	[2]	75,937	—		—
	5/4/2021	7,470	[3]	379,177	—		—
	2/1/2022	—		—	22,178	[9]	1,125,755
	3/1/2022	4,724	[2]	239,790	10,629	[4]	539,528
	3/1/2023	7,210	[2]	365,980	10,815	[4]	548,969

[1]	Market value calculated by multiplying the closing market price of Webster’s Common Stock on December 29, 2023, which was $50.76, by the number of shares of stock.
[2]

The restricted stock award will vest one-third on the first anniversary of the grant; one-third on the second anniversary of the grant; and the final third will vest on the third anniversary of the grant.

[3]	The restricted stock award will fully vest on the third anniversary of the grant.
[4]	The performance criteria will be evaluated after the December 31st close of the final year of the three-year performance period.
[5]	The performance criteria will be evaluated after the December 31st close of the one-year performance period
[6]	The performance criteria will be evaluated after the December 31st close of the final year of the two-year performance period and vesting will occur on February 1 2025 to coincide with the other NEOs
[7]

The performance criteria will be evaluated after the December 31st close of the final year of the three-year performance period and vesting will occur on February 1, 2025 to coincide with the other NEOs.

[8]	The restricted stock award will fully vest on the first anniversary of the grant.
[9]	The performance criteria will be evaluated after the December 31st close of the one-year performance period, the two-year performance period and the three-year performance period.
[10]	The restricted stock award was converted from a performance stock award at the time of the Sterling merger and will vest in full on January 2, 2024.

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EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the number of shares of Common Stock acquired by Webster’s NEOs in fiscal 2023 as a result of the vesting of shares of restricted stock.

OPTION EXERCISES AND STOCK VESTED IN 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
John R. Ciulla	—	—	69,137	3,537,791
Jack L. Kopnisky	—	—	21,982	1,167,684
Glenn I. MacInnes	—	—	19,132	973,314
Luis R. Massiani	—	—	42,603	2,180,136
Christopher J. Motl	2,353	75,884	28,815	1,482,843

[1]	Value realized is calculated based on the difference between the market price of Webster’s Common Stock on the date of exercise and the exercise price.
[2]	Value realized is calculated by multiplying the number of shares vesting by the fair market value of Webster’s Common Stock on the vesting date.

PENSION PLAN BENEFITS

The following table sets forth the present value of accumulated benefits payable to each of the eligible NEOs, including the number of years of service credited to each such NEO, under the frozen Pension Plan as of December 31, 2023. The accumulated benefit value is based upon the benefit that is payable at the NEO’s Normal Retirement Age (65) with actuarial increases for executives over age 65, if applicable.

2023 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
John R. Ciulla	Webster Bank Pension Plan	4	96,700
Christopher J. Motl	Webster Bank Pension Plan	4	49,000

Webster Bank maintains the frozen Pension Plan for eligible employees of Webster Bank and affiliated companies that have adopted the plan. Pension benefits were frozen as of December 31, 2007. Therefore, service and compensation after this date will not be used in calculating a benefit from this plan.

The Pension Plan is a defined benefit tax-qualified plan under the IRC and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees hired before January 1, 2007 were eligible to participate in the Pension Plan upon reaching the age of 21 and completing one year of service.

Benefits under the Pension Plan are funded solely by contributions made by Webster Bank. Under the Pension Plan’s benefit formula, a participant’s monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant’s monthly compensation for each year of credited service beginning on or after January 1, 1987 through August 31, 2004, plus (c) the sum of 1.25% of the participant’s monthly compensation if the participant has less than 10 years of credited service at the beginning of the year, or 1.50% of the participant’s monthly compensation if the participant has 10 or more years of credited service at the beginning of the year, for each year of credited service beginning on or after September 1, 2004 through December 31, 2007. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is a life annuity for the participant’s lifetime. A Pension Plan participant becomes 100% vested in the benefits under the Pension Plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant’s early retirement date (age 55), normal retirement date (age 65), deferred retirement date or death. Benefits payable at early retirement date are reduced 1/15th each year for the first five years and 1/30th each year for the next five years before normal retirement date.

NON-QUALIFIED DEFERRED COMPENSATION

Webster maintains a non-qualified SERP which provides supplemental employer match contributions that are not available under the 401(k) Plan because annual compensation in excess of $330,000 in 2023 may not be used in the calculation of retirement benefits under the IRC and because annual contributions to the 401(k) Plan that can be matched by the employer were subject to a maximum of $22,500 in 2023. The Executive Chairman does not participate in this SERP but has previous contributions in a prior non-qualified plan (the “Prior SERP”), which are disclosed below. These plans allow distribution upon termination in either a lump sum or 10 annual installments.

Webster also offers a voluntary NQDC Plan. The NQDC Plan allows eligible highly compensated employees to defer up to 25% of their base salary and up to 100% of their annual cash incentive award. No company contributions were made into the NQDC Plan. Participants can elect in-service withdrawals made at least five years after deferral or withdrawals upon separation from service in either a lump sum or annual installments. There are no “above-market” rates for earnings.

Webster Financial Corporation - 2024 Proxy Statement | 41

EXECUTIVE COMPENSATION

The following table shows the contributions to and the earnings in each NEO’s account under Webster’s SERP, Prior SERP, and NQDC Plan for the fiscal year ended December 31, 2023. There were no distributions from any NEO’s accounts in 2023.

2023 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY1 ($)	Registrant Contributions in Last FY2 ($)	Aggregate Earnings in Last FY3 ($)	Aggregated Balance at Last FYE ($)
John R. Ciulla	—	174,060	118,896	1,201,451
Jack L. Kopnisky	859,375	—	75,504	1,294,130
Glenn I. MacInnes	—	53,553	33,314	404,823
Luis R. Massiani	—	27,358	19,720	143,711
Christopher J. Motl	—	85,416	62,871	424,569

[1]	The amounts in this column are reported as non-equity incentive plan contributions in the Summary Compensation Table.
[2]	The amounts in this column are reported as supplemental defined contribution plan contributions in the “All Other Compensation” column in the Summary Compensation Table.
[3]	The amounts in this column show the investment gain or loss for each NEO during 2023, based on the investment choices selected by each NEO.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Historically, Webster entered into Change in Control Agreements and Non-Competition or Non-Solicitation Agreements with its NEOs, which provide post-termination payments to the NEOs. In addition, certain executives have special Retention agreements or Letter agreements following the Sterling Merger, which define their payments upon termination.

Retention Agreements—Messrs. Ciulla, MacInnes, and Massiani entered into retention agreements upon the closing of the Sterling Merger. These agreements provide for a term ending on January 31, 2024 and each agreement provides their base salary, cash incentive, and equity incentive targets as well as stating that they are eligible for consistent benefits to those of other senior executives. The three agreements each have non-compete and non-solicitation covenants that remain in effect for 24 months following any termination for the non-compete and 12 months following any termination for non-solicitation of employees or clients/customers. Messrs. Ciulla and MacInnes are covered by a Change in Control agreement (described below) that remains in effect during the Retention Agreement.

If the Company terminates any of these executives without Cause or for Good Reason (as defined in the agreement), each executive will receive severance benefits subject to signing a Release as follows:

•

A lump sum cash payment equal to the product of (a) the sum of the executive’s then current annual base salary and target incentive payment and (b) three for Messrs. Ciulla and Massiani and two for Mr. MacInnes payable within 60 calendar days following termination.

•

A prorated annual Cash Incentive Award for the fiscal year in which the termination occurs based upon the period of time elapsed during such fiscal year, calculated on a basis no less favorable than other senior executives and payable at the time that annual Cash Incentive Awards are paid to other senior executives.

•

A lump sum equal to the product of (a) the current annual cost of continuation of medical under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the annual cost of life insurance and (b) three for Messrs. Ciulla and Massiani and two for Mr. MacInnes payable within 60 calendar days following termination.

•

A lump sum equal to the sum of all Company contributions to which the participant would be eligible under the Company’s 401(k) Plans and SERP multiplied by three for Messrs. Ciulla and Massiani and two for Mr. MacInnes payable within 60 calendar days following termination.

•

Any outstanding long-term incentive awards granted to each executive will vest in full with respect to service vesting requirements and any performance-vesting awards will remain outstanding and be eligible to be earned based on the level of performance achieved as determined on a basis no less favorable than that applicable to other senior executives without any proration and without regard to any applicable one year holding period.

On February 1, 2024, the previously signed non-compete agreements for Messrs. Ciulla and MacInnes became effective again. These provide for payments as described below under Non-Compete Agreement. Mr. Massiani signed a Non-Compete Agreement effective February 1, 2024 with the same terms and conditions as the other NEOs described below.

Letter Agreement—Mr. Kopnisky entered into a letter agreement with Webster upon the closing of the Sterling Merger. This agreement provides for a term ending on January 31, 2025, of which the first two years are defined as his Employment Period as Executive Chairman with the Company. For the third year, he will serve as a consultant to the Company. The letter agreement states his base salary, cash incentive, and equity incentive targets as well as stating that he is eligible for consistent benefits to those of other senior executives. The agreement also states that he will receive cash Synergy Awards with the first payment upon the close of the Sterling Merger and additional cash-based awards on each of the next three anniversaries of the close of the Sterling Merger in consideration of the services in support of a swift and comprehensive integration of the Company. He is covered by a Change in Control agreement (described below) and has non-compete and non-solicitation covenants included in the agreement that remain in effect for 48 months following any termination.

If the Company terminates Mr. Kopnisky without Cause or for Good Reason (as defined in the agreement), he will receive severance benefits subject to signing a Release as follows:

•

A lump sum cash payment equal to the product of (a) the sum of the executive’s then current annual base salary and target incentive payment and (b) the number equal to the quotient of (x) the number of full and partial months remaining in the Employment Period divided by 12, payable within 60 calendar days following termination.

•

A prorated annual Cash Incentive Award for the fiscal year in which the termination occurs based upon the period of time elapsed during such fiscal year, calculated on a basis no less favorable than other senior executives and payable at the time that annual Cash Incentive Awards are paid to other senior executives.

42 | Webster Financial Corporation - 2024 Proxy Statement

EXECUTIVE COMPENSATION

•	A monthly cash payment for 18 months equal to the monthly premium under COBRA for the Company’s group health plan.

•

Any outstanding long-term incentive awards granted to Mr. Kopnisky will vest in full with respect to service vesting requirements and any performance-vesting awards will remain outstanding and be eligible to be earned based on the level of performance achieved as determined on a basis no less favorable than that applicable to other senior executives without any proration and without regard to any applicable one year holding period.

If Mr. Kopnisky terminates due to death or disability, the agreement provides that he would receive the following:

•	A prorated Cash Incentive Award payable at the time that annual incentive payments would be paid to other senior executives.

•	The Consulting Fee as defined in the agreement payable in a lump sum within 30 days.

•	Any remaining Synergy Award payments within 30 days.

Non-Compete Agreement—Mr. Motl has a non-compete agreement which was signed April 3, 2017. This agreement provides that, for a period of twelve (12) months following his termination for any reason, Mr. Motl will be restricted for competing with the Company and from soliciting the Company’s employees or clients/customers. The agreement also provides that if Mr. Motl is terminated without Cause or for Good Reason (as defined in the agreement), he would receive severance benefits subject to signing a Release as follows:

•

A lump sum payment equal to the sum of Mr. Motl’s then current annual base salary and the prorated amount of any target Cash Incentive Award to be paid pursuant to Webster’s annual Cash Incentive Compensation plan during the then current fiscal year payable within 30 calendar days following termination.

•	Continued medical and dental coverage for the shorter of one year or until Mr. Motl accepts other employment on a substantially full-time basis if earlier.

•

Any outstanding long-term incentive awards granted to Mr. Motl will become fully vested and exercisable based on the length of time worked since the grant date (provided that the shares have been held for a period of one year).

Assuming a December 31, 2023 termination event of involuntary termination without Cause or Good Reason, the aggregate value of the payments and benefits to which each NEO would be entitled would be as follows:

PAYMENTS DUE UPON EXECUTIVE SEVERANCE

Name	Salary and Cash Incentive ($)	Qualified and Non-qualified 401(k) Contribution Equivalents ($)	Benefits and Health Programs ($)	Value of Accelerated Equity ($)	Total Payments ($)
John R. Ciulla	8,456,250	585,639	94,762	9,788,914	18,925,565
Jack L. Kopnisky	1,237,500	—	16,771	4,770,577	6,024,848
Glenn I. MacInnes	3,090,375	136,212	54,520	2,546,426	5,827,533
Luis R. Massiani	6,150,000	131,574	88,497	5,633,903	12,003,974
Christopher J. Motl	1,550,000	—	25,376	1,816,471	3,391,847

Termination Upon Change in Control - Change in control provisions benefit Webster’s stockholders by assisting with retention of executives during rumored and actual change in control activity when continuity is a key factor in preserving the value of the business. These termination benefits are provided based on the time needed by executives of that level to find new employment and to facilitate changes in key executives as needed.

Each of the NEOs, other than Mr. Massiani, are covered by a Change in Control Agreement. Mr. Massiani’s Retention Agreement provides the same benefits for change in control as for termination without Cause or Good Reason. Under each agreement, each NEO is eligible to receive payments and other benefits, subject to the conditions described below, in the event the executive is terminated during the two-year period following a change in control. A change in control is defined by the agreements as:

•

with certain exceptions, the acquisition by any person of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock or (ii) the combined voting power of the outstanding voting securities of Webster entitled to vote generally in the election of directors;

•

individuals who, as of the date of each executive’s agreement, constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, except for individuals subsequently joining the Board who are approved by at least a majority of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors;

•	generally, consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all the assets of Webster (with certain standard exceptions); or

•	approval by the stockholders of a complete liquidation or dissolution of Webster.

Payments and Benefits – The payments and benefits payable to the eligible NEOs under the Change in Control Agreements are as follows:

•

Death or Disability – If an executive’s employment is terminated by reason of death or disability (defined as the absence of the executive from his or her duties on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness determined to be total and permanent), following a change in control, the executive, or the executive’s estate, as the case may be, is entitled to receive the executive’s accrued salary, Cash Incentive Award, deferred compensation (together with accrued interest or earnings thereon), any accrued vacation pay plus any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies. Mr. Kopnisky’s Letter Agreement provides for additional benefits under death or disability as defined above.

Webster Financial Corporation - 2024 Proxy Statement | 43

EXECUTIVE COMPENSATION

•

Cause – If an executive’s employment is terminated for Cause following a change in control, the Change in Control Agreement terminates and the executive is entitled to receive only his or her annual base salary through the date of termination, the amount of any compensation previously deferred by the executive and any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies. Cause is defined as:

•

the willful and continued failure by the executive to perform substantially the executive’s duties with Webster or one of its affiliates (other than a failure resulting from incapacity due to physical or mental illness), after written demand for performance is delivered to the executive by the Chief Executive Officer, or

•	the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Webster.

•

For Good Reason or Other than for Cause, Death or Disability – Executives are entitled to certain payments and continued benefits in the event of a termination following a change in control other than for Cause, Death or Disability, or in the event the executive terminates his or her employment for “Good Reason.” Good Reason is defined as:

•

the assignment to the executive of duties inconsistent with the executive’s position, authority, duties or responsibilities resulting in a diminution in such position, authority, duties or responsibilities;

•	the failure by Webster to comply with the compensation terms of the executive’s change in control agreement;

•

a material change in the office or location at which the executive is primarily based or Webster’s requiring the executive to travel on Company business to a substantially greater extent than required immediately prior to the change in control;

•	the termination by Webster of the executive’s employment other than expressly as permitted by the change in control agreement; or

•	the failure by Webster to require that any successor assume, and perform according to, the executive’s change in control agreement.

In the event of a termination pursuant to Good Reason or Other than for Cause, Death or Disability upon Change in Control, each NEO is entitled to:

•	the executive’s base salary through the termination date to the extent not previously paid;

•	a prorated target Cash Incentive Award for the fiscal year in which the termination occurs based upon the period of time elapsed during such fiscal year;

•	any previously deferred compensation and accrued vacation pay;

•	an amount equal to three times the sum of the executive’s base salary and Cash Incentive Award target for Messrs. Ciulla, Kopnisky, and Massiani and two times for the other NEOs;

•

the additional amounts that would have been contributed or credited to his accounts in both the 401(k) Plans and the SERP if the executive’s employment had continued for three years after the date of termination for Messrs. Ciulla, Kopnisky, and Massiani and two years for the other NEOs, based on the compensation amounts that would have been required to be paid to him under the change of control agreement.

•

the amount equal to the cost for continued benefits for the executive and his family for a period of three years following termination for Messrs. Ciulla, Kopnisky, and Massiani and two years for the other NEOs;

•	outplacement services other than for Mr. Massiani; and

•	any other amounts or benefits to which he is entitled under any agreement or plan of Webster and its affiliated companies.

The NEOs are not entitled to any gross-up payment in the event they would be subject to excise tax under Section 4999 of the IRC (relating to excess parachute payments).

On February 1, 2024, Mr. Massiani entered into a Change in Control agreement consistent with that of Mr. Ciulla as described above. In addition, Mr. Motl entered into an amendment to his current Change in Control agreement which increased his benefits to be consistent to those defined in Mr. Ciulla’s agreement.

Assuming a December 31, 2023 termination event following a Change in Control, the aggregate value of the payments and benefits to which each NEO would be entitled in the event of termination other than for Cause, Death or Disability, or in the event the executive terminates employment for Good Reason would be as follows:

Payments Due Upon Involuntary Termination Not for Cause or Termination for Good Reason following Change in Control[1]

Name	Salary and Cash Incentive ($)	Qualified and Non-qualified 401(k) Contribution Equivalents ($)	Benefits and Health Programs ($)	Value of Accelerated Equity[2] ($)	Total Payments ($)
John R. Ciulla	8,800,000	585,639	144,762	9,788,914	19,319,315
Jack L. Kopnisky	8,800,000	49,500	83,543	4,770,577	13,703,620
Glenn I. MacInnes	3,259,500	136,212	104,520	2,546,426	6,046,658
Luis R. Massiani	6,400,000	131,574	88,497	5,633,903	12,253,974
Christopher J. Motl	4,600,000	206,538	116,006	3,275,137	8,197,681

[1]	Does not reflect potential modified cut-back in the event the executive exceeds the safe harbor limit.
[2]

In the event of a change in control, if an NEO is terminated, all equity awards granted under the Webster 2021 Stock Incentive Plan that are outstanding immediately prior to the change in control shall become fully vested and exercisable.

44 | Webster Financial Corporation - 2024 Proxy Statement

EXECUTIVE COMPENSATION

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Webster’s employees and the annual total compensation of John R. Ciulla, Webster’s Chief Executive Officer. The pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2023, our last completed fiscal year, we determined that the annual median total compensation of all our employees who were employed as of December 31, 2023, other than our Chief Executive Officer was $85,005; the annual total compensation of our Chief Executive Officer was $7,730,259; and the ratio of these amounts was 91 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:

•

We determined that, as of December 31, 2023, our employee population consisted of 4,219 individuals with all these individuals located in the United States. This population consisted of our full-time, part-time, and seasonal employees.

•

While not required, the Company chose to recalculate the median employee for 2023. To do this, we compared the amount of salary, overtime and other premium pay, and incentive payments of our employee population as reflected in our payroll records.

•

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The difference between such employee’s salary, overtime and other premium pay, and incentive payments and the employee’s annual total compensation represents the value of such employee’s equity awards, dividends, 401(k) matching employer contributions, change in defined pension value and any other compensation, to the extent that such employee received or is eligible for these compensation elements.

•	With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table set forth above.

Webster Financial Corporation - 2024 Proxy Statement | 45

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information reflecting the relationship between executive compensation actually paid by the Company and the Company’s financial performance for each of the last four completed calendar years. In determining the compensation “actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2020, 2021, 2022 and 2023 fiscal years. Note that for our NEOs other than our Chief Executive Officer, compensation is reported as an average.

2023 Pay versus Performance 1

					Value of Initial Fixed $100 Investment based on:
Year	Summary Compensation Table Total for CEO ($)	Compensation “Actually Paid” to CEO ($) 2	Average Summary Compensation Table Total for non-CEO NEOs ($)	Average Compensation “Actually Paid” to non-CEO NEOs ($) 3	Webster Total Stockholder Return (TSR) ($)	Peer Group TSR ($) 4	Net Income (in thousands $)	Adjusted PPNR (in thousands $) 5
2023	7,730,259	9,163,132	3,872,001	4,758,047	110.78	115.84	867.8	1,478.5
2022	8,076,856	6,999,441	5,303,542	4,464,849	99.37	116.10	644.3	1,336.7
2021	4,721,527	5,764,745	1,591,343	1,951,435	113.57	124.74	408.9	526.5
2020	3,487,859	2,659,016	1,290,681	921,679	83.13	91.29	220.6	470.0

1	The NEOs included in each year may vary and are consistent with those used in the Summary Compensation table in each year’s proxy .
2
The amounts in this column include deductions and additions from the Summary Compensation Table Total for 2023 for the Chief Executive Officer as follows: deduction of equity granted during the year of $
5,239,451
, deduction of dividends paid of $
148,588
, deduction of the change in pension value of $7,300, addition of the value of equity granted during 2023 that remains unvested based on year-end
fair value of $
6,036,169
, change in fair value of unvested equity awards from 2022
year-end
to 2023
year-end
of $
498,045
, and change in fair value of equity awards that vested during the year from 2022 year-end
to vest date of $
293,998
. Dividends paid on unvested and vested shares and accrued for performance shares have been included in the change in share price calculations. No additional pension service cost has been added to actual compensation because the Pension Plan is frozen. The value for time based restricted stock is calculated using the closing price on the measurement date (date of vesting or each year-end).
The value for performance-based shares is based on the actual metric at the measurement date for internal metrics and based on new Monte-Carlo calculations for TSR metrics at each measurement date.

3
The amounts in this column include deductions and additions from the Summary Compensation Table Total for 2023 for the average of the other NEOs as follows: deduction of equity granted during the year of $
1,672,642
, deduction of dividends paid of $
55,994
, deduction of the change in pension value of $1,050, addition of the value of equity granted during 2023 that remains unvested based on year-end
fair value of $
1,711,047
, change in fair value of unvested equity awards from 2022
year-end
to 2023
year-end
of $
434,745
and change in fair value of equity awards that vested during the year from 2022 year-end
to vest date of $
469,940
. Dividends paid on unvested and vested shares and accrued for performance shares have been included in the change in share price calculations. No additional pension service cost has been added to actual compensation because the Pension Plan is frozen. The value for time based restricted stock is calculated using the closing price on the measurement date (date of vesting or each year-end).
The value for performance-based shares is based on the actual metric at the measurement date for internal metrics and based on new Monte-Carlo calculations for TSR metrics at each measurement date.

4	The amounts in this column are calculated using the KBW Regional Banking index as the Peer Group TSR.
5
Adjusted PPNR is derived from its GAAP number by adjusting for one-time merger and strategic costs or other extraordinary and non-recurring items. These adjustments may be positive or negative from the GAAP number.

46 | Webster Financial Corporation - 2024 Proxy Statement

EXECUTIVE COMPENSATION

The
Company’s actual pay for its Chief Executive Officer and other NEOs as compared to Net Income and adjusted PPNR and actual pay for its Chief Executive Officer
and
other NEOs as compared to the Company’s TSR and the TSR of the KBW Regional Banking index are shown below
:

Below is an unranked list of the most important performance measures used to link executive compensation actually paid to the
Company’s
performance
:

Key Performance Measures
1	Pre-Provision Net Revenue
2	Return on Average Assets
3	Relative Total Stockholder Return
4	Return on Equity
5	Strategic Goals
6	Risk Management
7	Leadership

Webster Financial Corporation - 2024 Proxy Statement | 47

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Morse (Chair), Atwell, Cahill and O’Toole and Ms. Osar.

None of the members of the Compensation Committee, including those persons who served as members during 2023, was a current or former officer or employee of Webster or any of its subsidiaries or, except as disclosed below, engaged in certain transactions with Webster required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2023, which generally means that no executive officer of Webster served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Webster.

Compensation Committee Report

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Form 10-K for its 2023 fiscal year, and the Board approved the recommendation.

Compensation Committee

Laurence C. Morse (Chair)

William L. Atwell

John P. Cahill

Karen R. Osar

Richard O’Toole

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

48 | Webster Financial Corporation - 2024 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Owned by Management

The following table sets forth information as of March 5, 2024# with respect to the amount of Common Stock beneficially owned by each director of Webster, each nominee for election as a director and the current directors not seeking re-election, each of the NEOs and all directors and executive officers of Webster as a group.

Name and Position(s) with Webster	Number of shares and Nature of Beneficial Ownership[1]	Percent of Common Stock Outstanding

Named Executive

John R. Ciulla Chairman and Chief Executive Officer	273,864	*

Jack L. Kopnisky# Former Executive Chairman	321,736	*

Glenn I. MacInnes Chief Financial Officer	171,722	*

Luis R. Massiani President and Chief Operating Officer	100,333	*

Christopher J. Motl President of Commercial Banking	81,511	*

Directors:

William L. Atwell Director	43,022	*

John P. Cahill Director	20,350	*

E. Carol Hayles Director	12,514	*

Linda H. Ianieri Director	9,735	*

Mona Aboelnaga Kanaan Director	9,367	*

James J. Landy Director	179,454	*

Maureen B. Mitchell Director	10,760	*

Laurence C. Morse Director	41,193	*

Karen R. Osar Director	27,062	*

Richard O’Toole Lead Independent Director	32,477	*

Mark Pettie Director	34,781	*

Lauren C. States Director	14,424	*

William E. Whiston Director	20,316	*

All Directors and Executive Officers as a group (27 persons, excluding Mr. Kopnisky)	1,234,236	*

#	As of December 31, 2023 for Jack L. Kopnisky.
*	Less than 1% of Common Stock outstanding.
[1]

In accordance with Rule 13d-3 under the Exchange Act for purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security or has the right to acquire beneficial ownership at any time within 60 days from March 5, 2024. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Except as otherwise indicated, each director or executive officer has sole voting and investment power with respect to the shares shown and none of such shares are pledged. On March 5, 2024, the Company had 171,554,840 shares of common stock issued and outstanding.

The table includes approximately 30,943.10 shares held in the 401(k) Plan and 322,392 shares of restricted shares that were not vested as of March 5, 2024. The table also includes the following indirect holdings: James J. Landy’s spouse holds 66,078 stock and he holds 7,056 shares jointly with his spouse. William Whiston holds 13,666 shares jointly with his spouse.

Webster Financial Corporation - 2024 Proxy Statement | 49

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Holders of Voting Securities of Webster

The following table sets forth information with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than five percent of Common Stock or has filed a Schedule 13G reporting ownership of our Common Stock.

Name and Addresses of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership[1]		Percent of Common Stock Owned

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	18,123,598	[2]	10.55%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	15,387,792	[3]	8.4%

Capital International Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	8,499,861	[4]	4.9%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	6,157,045	[5]	3.5%

[1]

Based on information in the most recent Schedule 13D or 13G (or amendment thereto) filed with the SEC pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act.

[2]

The Vanguard Group reported on Amendment No. 15 to its Schedule 13G filed on March 11, 2024, that it had shared voting power over 87,402 shares, sole dispositive power over 17,853,579 shares and shared dispositive power over 270,019 shares.

[3]	BlackRock, Inc. reported on Amendment No. 18 to its Schedule 13G filed on January 25, 2024 that it had sole voting power over 14,840,711 shares and sole dispositive power over 15,387,792 shares.
[4]	Capital International Investors reported on Amendment No. 1 to its Schedule 13G filed on February 14, 2023 that it had sole voting power and sole dispositive power over 8,499,861 shares.
[5]	T. Rowe Price Associates, Inc. reported on Amendment No. 8 to its Schedule 13G filed on February 14, 2023 that it had sole voting power over 2,261,839 shares and sole dispositive power over 6,157,045.

50 | Webster Financial Corporation - 2024 Proxy Statement

SAY-ON-PAY

SAY-ON-PAY (Proposal 2)

Webster provides its stockholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its NEOs as disclosed in this Proxy Statement. At the 2023 Annual Meeting of Stockholders, Webster’s stockholders voted on a non-binding, advisory basis to hold a non-binding, advisory vote on the compensation of Webster’s NEOs annually. Accordingly, the Board determined to hold the vote annually.

The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Board believes that Webster’s executive compensation philosophy, policies and procedures provide a strong link between each NEO’s compensation and Webster’s short- and long-term performance. The objective of Webster’s executive compensation program is to provide compensation that is competitive, based on Webster’s performance, and aligned with the long-term interests of stockholders.

Webster is asking its stockholders to indicate their support for its NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives Webster’s stockholders the opportunity to express their views on the compensation of Webster’s NEOs. Accordingly, stockholders are being asked to vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Webster Financial Corporation approve, on a non-binding, advisory basis, the compensation of the NEOs as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained in this Proxy Statement.”

Your vote on this Proposal 2 is advisory, and therefore not binding on Webster, the Compensation Committee or the Board. The Board and Compensation Committee value the opinions of Webster’s stockholders and to the extent there is any significant vote against the NEO’s compensation as disclosed in this Proxy Statement, Webster will consider its stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The next “Say-on-Pay” vote is expected to take place at the 2025 Annual Meeting of Stockholders.

A majority of the votes cast at the Annual Meeting is required to approve Proposal 2. Abstentions and broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 2.

✓ THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE NEOS OF WEBSTER.

Webster Financial Corporation - 2024 Proxy Statement | 51

AUDITOR RATIFICATION

AUDITOR RATIFICATION (Proposal 3)

The Board, upon the recommendation of the Audit Committee, approved the appointment of KPMG LLP (“KPMG”) to serve as the independent registered public accounting firm for Webster for the year ending December 31, 2024. KPMG audited Webster’s financial statements for the year ended December 31, 2023 and has been retained as Webster’s independent registered public accounting firm since 2013.

The Audit Committee annually reviews the performance, qualifications and experience of the independent registered public accounting firm and makes a recommendation to the Board as to the appointment or discharge of such firm. The Audit Committee is responsible for the audit fee negotiations associated with the retention of the independent registered public accounting firm.

The Audit Committee annually reviews the engagement of the independent registered public accounting firm to ensure the rotation of the lead (or coordinating) audit partner every five years and other audit partners every seven years and considers whether there should be regular rotation of the audit firm itself. The Audit Committee and its chairperson are directly involved in the selection of the independent registered public accounting firm’s new lead (or coordinating) engagement partner.

The members of the Audit Committee and the Board believe that the continued retention of KPMG to serve as Webster’s independent registered public accounting firm is in the best interest of Webster and its stockholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG to audit the consolidated financial statements of Webster for the year ending December 31, 2024 and the internal control over financial reporting of Webster as of December 31, 2024. No determination has been made as to what action the Board would take if Webster’s stockholders do not ratify the appointment.

Representatives of KPMG are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

A majority of the votes cast at the Annual Meeting is required to approve Proposal 3. Abstentions and broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 3.

Auditor Fee Information

The following table presents the aggregate fees and expenses incurred by Webster for professional audit services rendered by KPMG in connection with their audit of Webster’s annual financial statements for the years ended December 31, 2023 and December 31, 2022, respectively, and fees billed for other services rendered during those periods.

	Fiscal Year Ended December 31,
	2023	2022
Audit Fees(1)	$5,404,442	$5,862,726
Audit-Related Fees(2)	91,900	164,100
Tax Fees(3)	972,931	897,757
All Other Fees	—	—

Total	$6,469,273	$6,924,583

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of Webster’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent public accounting firm in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

(2)

Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Webster’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to financial statement audits of certain employee benefit plans, services related to certain regulatory compliance requirements, and services related to corporate equity transaction filings.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice.

Pre-Approval Policies and Procedures

Consistent with SEC requirements regarding auditor independence, the Audit Committee adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. When such threshold is exceeded, pre-approval by the Audit Committee Chair is required. Management is required to report, on a quarterly basis, to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All engagements of the independent registered public accounting firm to perform any audit services and non-audit services after implementation of the pre-approval policy have been pre-approved by the Audit Committee in accordance with the policy. The pre-approval policy has not been waived in any instance. All engagements of the independent registered public accounting firm to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC’s rules.

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AUDITOR RATIFICATION

Audit Committee Report

The Company’s Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting process, audit process and internal controls. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Company’s Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023 with Webster’s management, which has primary responsibility for the financial statements. KPMG LLP, the Company’s independent registered public accounting firm for fiscal year 2023, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and internal controls over financial reporting.

The Audit Committee discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB and the U.S. Securities and Exchange Commission. The Audit Committee received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and discussed with KPMG LLP its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

This report is provided by the following directors, who constitute the Audit Committee:

Audit Committee

E. Carol Hayles (Chair)

Linda H. Ianieri

James J. Landy

Maureen B. Mitchell

William E. Whiston

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

✓ THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NON-BINDING RATIFICATION OF THE APPOINTMENT OF KPMG AS WEBSTER’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

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ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

Transactions with Related Persons

From time to time, Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Webster or Webster Bank, and neither involve more than normal risk of collectability nor present other unfavorable features.

The sister of director John P. Cahill is employed by Webster and was employed by Webster prior to Mr. Cahill’s appointment to the Board. Mr. Cahill’s sister receives compensation from Webster in excess of $120,000 in accordance with Webster’s compensation practices applicable to colleagues with comparable qualifications and responsibilities and holding similar positions.

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to Webster’s Code of Business Conduct & Ethics, any transactions between Webster and a Webster affiliate, director, employee, an immediate family member of a Webster director or employee or business entity in which a Webster director or employee or an immediate family member of a Webster director or employee is an officer, director and/or controlling stockholder must be conducted at arm’s length. Prior approval of the Board for any such transactions are governed by Federal Reserve Regulation O, and the related person’s interest in any such transaction requiring Board action must be disclosed to the Board prior to any action being taken. Any consideration paid or received by Webster in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances. Any interest of a director or officer in such transactions that do not require prior Board approval shall be reported to the Board at least annually.

Method of Proxy Solicitation

We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice of Internet Availability of Proxy Materials, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of these materials will be furnished to banks, brokers, or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, email, facsimile or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Webster also retained Morrow Sodali LLC, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,500 plus reimbursement of certain out of pocket expenses. No fees will be paid for solicitation of any stockholder to vote in accordance with the Board’s recommendation on any proposal.

Householding of Proxy Materials

The SEC adopted “householding” rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements, notices of internet availability of proxy materials, and annual reports (collectively, “Annual Meeting Materials”) with respect to two or more stockholders sharing the same address by delivering one copy of Annual Meeting Materials to these stockholders. Unless we received contrary instructions, we will deliver only one copy of the Annual Meeting Materials to multiple security holders sharing an address.

If we sent only one set of these documents to your household and one or more of you would prefer to receive your own set, we will promptly deliver additional copies of the Annual Meeting Materials upon request. You may contact our transfer agent, Broadridge, to receive additional copies of the Annual Meeting Materials. Also contact Broadridge if you would like to request separate copies of future Annual Meeting Materials or if you are receiving multiple copies of Annual Meeting Materials and you would like to request delivery of just one copy.

Electronic Delivery of Annual Meeting Materials

As a stockholder, you have the option of electing to receive future proxy materials (including annual reports) online over the Internet. This online service provides savings to Webster by eliminating printing, mailing, processing and postage costs associated with hard copy distribution and reduces our environmental impact. You may enroll for this service on the Internet after you vote your shares in accordance with the instructions for Internet voting set forth on the enclosed proxy card. You may also enroll for electronic delivery of future Webster proxy materials at any time on our website at https://investors.websterbank.com. Under “Resources,” choose “Transfer Agent” and select the “Click Here to Enroll” link. Then select the box indicating your appropriate form of share ownership and follow the instructions for electronic delivery enrollment. In the future, you will receive an email message at the address you provided while enrolling informing you that the Webster proxy materials are available to be viewed online on the Internet. Follow the instructions to view the materials and vote your shares. Your enrollment in electronic delivery of Webster proxy materials will remain in effect until revoked by you.

Where You Can Find More Information

Webster files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Webster with the SEC at the SEC’s website, http://www.sec.gov.

Webster is required to file an Annual Report on Form 10-K for its 2023 fiscal year with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Investor Relations, Webster Financial Corporation, 200 Elm Street, Stamford, Connecticut 06902. Our Annual Report on Form 10-K is available on the Company’s website, https://investors.websterbank.com.

In addition, this Proxy Statement is available without charge to stockholders of Webster upon written or oral request. If you would like a hard copy of this Proxy Statement or if you have questions about the Proposals to be presented at the Annual Meeting, you should contact Webster in writing at the above address or by telephone at (203) 578-2202.

Information and statements contained in this Proxy Statement and the Annexes hereto are qualified in all respects by reference to the copies of the Annexes.

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ADDITIONAL INFORMATION

Information Not Incorporated into This Proxy Statement

Information contained on or accessible through our website at https://investors.websterbank.com, including but not limited to our various corporate social responsibility reports, is not and shall not be deemed to be a part of this Proxy Statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate such information by reference. Some of these statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time, and we undertake no obligation to update them, except as required by law.

Stockholder Proposals and Director Nominations

Requirements for Stockholder Proposals to Be Considered for Inclusion in Webster’s Proxy Materials

In order to be considered for inclusion in Webster’s proxy statement for its 2025 Annual Meeting of Stockholders (the “2025 Meeting”) in accordance with SEC Rule 14a-8, stockholder proposals must be submitted in writing to Webster’s Corporate Secretary at the address shown below under “Additional Information” and received by the close of business, Eastern Time, on November 15, 2024. However, if the date of our 2025 Meeting is changed by more than 30 days from the date of the previous year’s meeting, then we will disclose the new stockholder proposal deadline in a document filed with the SEC. Only those stockholder proposals that comply with the requirements of Rule 14a-8, including the proof of ownership requirements of SEC Rule 14a-8(b)(2), and Delaware law, will be included in the Webster proxy statement for the 2025 Meeting.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

Pursuant to our Bylaws, stockholders may present nominees or proposals at the 2025 Meeting (and not for inclusion in Webster’s proxy statement) by providing timely notice in writing to Webster’s Corporate Secretary and satisfying the other applicable requirements set forth in our Bylaws. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting; provided, however, that in the event that less than 45 days’ notice or prior public disclosure of the date of the 2025 Meeting is given or made to stockholders, notice by the stockholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the 2025 Meeting was mailed or such public disclosure was made.

Requirements for Stockholder Submission of Candidates for Nomination to be Elected

The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 13 of the Bylaws, which must be set forth in a stockholder’s notice of nomination. Section 13 of the Bylaws requires that the notice include: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Webster which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in this Proxy Statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice, (i) the name and address, as they appear on Webster’s books, of such stockholder, and (ii) the class and number of shares of Webster which are beneficially owned by such stockholder. In considering any nominees for directors recommended by a stockholder, the Nominating and Corporate Governance Committee considers, among other things, the factors set forth above.

Universal Proxy Rules

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC’s new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Webster’s nominees for the 2025 Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 23, 2025. However, if the date of the 2025 Meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Meeting or the 10th calendar day following the day on which Webster first publicly announces the date of the 2025 Meeting.

Additional Information

•

Please note that, in addition to the foregoing, if a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, Webster may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

•

As described above, prior written notice of stockholder proposals, director nominations or other business for consideration must contain the information specified in our Bylaws. Webster filed a copy of the Bylaws with the SEC, which are available at the SEC’s website, http://www.sec.gov. You may also request a copy of the Bylaws from Webster’s Corporate Secretary.

•	The address for Webster’s Corporate Secretary is as follows:

c/o Webster Financial Corporation

200 Elm Street

Stamford, Connecticut 06902

Attention: Corporate Secretary

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QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS

The information provided in the “question and answer” format below is for your convenience only. You should read this entire Proxy Statement carefully. The term “proxy materials” includes this Proxy Statement and our Annual Report on Form 10-K for our 2023 fiscal year.

How do I attend the virtual Annual Meeting?

You may log into and attend the virtual Annual Meeting beginning at 2:45 p.m. Eastern Time on April 24, 2024. The Annual Meeting will begin promptly at 3:00 p.m. Eastern Time.

If you are a registered stockholder or beneficial owner of common stock holding shares at the close of business on the record date, you may attend the Annual Meeting by going to www.virtualshareholdermeeting.com/WBS2024 and logging in by entering your name, a valid email address and the 16-digit control number found on your proxy card, the Notice of Internet Availability of Proxy Materials, or voting instruction form, as applicable. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.

To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 p.m. Eastern Time on April 23, 2024 and enter your 16-digit control number.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance online, or, if you requested printed copies of the proxy materials, by phone or by mail to ensure that your vote will be represented at the Annual Meeting.

Will I be able to participate in the virtual Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost to our stockholders. We believe that holding the Annual Meeting online provides the opportunity for participation by a broader group of stockholders while reducing environmental impacts and the costs associated with planning, holding and arranging logistics for in-person meeting proceedings.

We designed the format of the virtual Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. To ensure such an experience, we are providing stockholders with the ability to submit appropriate questions real-time via the meeting website (limiting questions to one per stockholder unless time otherwise permits) and answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

How does the Board recommend I vote on these proposals?

The Board recommends that you vote FOR each of the director nominees and FOR Proposals 2 and 3.

Who is entitled to vote?

The securities that can be voted at the Annual Meeting consist of shares of common stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares.

The Board fixed the close of business on March 5, 2024 as the record date for the determination of stockholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 8,357 holders of record of the 171,554,840 shares of common stock then outstanding and eligible to be voted at the Annual Meeting.

How do I vote my shares?

For shares held in “street name”. If your common stock is held by a bank, broker, or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of common stock voted.

For shares held in your own name. If you hold your common stock in your own name and not through a bank, broker, or other nominee, you may vote your shares of common stock:

•

By Telephone – You can vote your shares of common stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 23, 2024. Easy-to-follow voice prompts allow you to vote your shares of common stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

•

By Internet – The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 23, 2024. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

•	By Proxy Card – You can sign, date, and mail the proxy card in the enclosed postage-paid envelope.

•	In Person – You can attend the Annual Meeting virtually and vote during the meeting.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your common stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board.

Can I change my vote?

You can revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting, in which case only your latest, validly-executed proxy that you submit will be counted. To change your vote or revoke your proxy, you must do one of the following:

•	enter a new vote online or by telephone pursuant to the above instructions;

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QUESTIONS AND ANSWERS

•	return a later-dated proxy card or voting instruction form so that it is received prior to the Annual Meeting;

•	notify the Corporate Secretary of Webster, in writing, c/o Webster Financial Corporation, 200 Elm Street, Stamford, Connecticut 06902, Attention: Corporate Secretary; or

•	vote online during the virtual Annual Meeting.

How many votes are needed for approval of each matter?

•	Proposal No. 1 — Election of Directors: The election of each nominee to the Board requires “FOR” votes of the holders of a majority of the votes cast at the Annual Meeting.

•	Proposal No. 2 — Say-on-Pay: The non-binding advisory vote regarding approval of our NEOs’ compensation requires “FOR” votes of the holders of a majority of the votes cast at the Annual Meeting.

•

Proposal No. 3 — Auditor Ratification: The ratification, on a non-binding basis, of the appointment of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2024 requires “FOR” votes of the holders of a majority of the votes cast at the Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. The persons named in the proxy have been designated as proxies by our Board. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares at the adjourned meeting date as well, unless you properly revoked your proxy instructions, as described above.

What is a quorum?

The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Both abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum at the Annual Meeting.

Who is Webster’s transfer agent?

Webster’s transfer agent is Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”). If we sent only one set of these documents to your household and one or more of you would prefer to receive your own set, we will promptly deliver additional copies of the Annual Meeting Materials upon request. You may contact our transfer agent, Broadridge, to receive additional copies of the Annual Meeting Materials.

You may email Broadridge at shareholder@broadridge.com. or you may call Broadridge at 1-855-222-4926. The mailing address for Broadridge is:

Broadridge Shareholder Services

P.O. Box 1342

Brentwood, NY 11717

How are proxies solicited for the Annual Meeting?

The Board is soliciting proxies for use at the Annual Meeting. We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice of Internet Availability of Proxy Materials, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of these materials will be furnished to banks, brokers, or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, email, facsimile or any other means by our directors, officers or colleagues. No additional compensation will be paid to these individuals for any such services.

In addition, we engaged Morrow Sodali LLC to assist in the solicitation of proxies and provide related advice and informational support. See “Additional Information—Method of Proxy Solicitation” above for additional information.

How may my bank, broker, or other nominee vote my shares if I fail to provide timely directions?

Banks, brokers, and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your bank, broker, or other nominee will have discretion to vote your shares on our sole routine matter — Proposal 3 (Auditor Ratification). Your bank, broker, or other nominee will not have discretion to vote on Proposals 1 or 2 absent direction from you, as they are considered “non-routine” matters.

Why did I receive a notice regarding the availability of proxy materials electronically instead of a full set of proxy materials?

In accordance with SEC rules, we elected to furnish our proxy materials, including this Proxy Statement and our fiscal 2023 Annual Report to stockholders, primarily online. Beginning on or about March 15, 2024, the Notice of Internet Availability of Proxy Materials is being mailed to our stockholders, which contains notice of the Annual Meeting and instructions on how to access our proxy materials online, how to vote online, and how to request a paper or email copy of the proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce both the impact on the environment and the administrative costs of our Annual Meetings.

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QUESTIONS AND ANSWERS

What does it mean if multiple members of my household are stockholders, but we only received one Internet Notice or full set of proxy materials in the mail?

The SEC adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is referred to as “householding,” potentially provides extra convenience for stockholders and reduces printing and postage costs for companies. Webster and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain stockholders who share a single address, only one copy of the proxy materials is being sent to that address, unless we received contrary instructions from any stockholder at that address. Householding will continue until you are notified otherwise or until one or more stockholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Webster stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.

However, if you wish to receive a separate copy of the proxy materials, we will promptly deliver one to you upon request sent to: Webster Financial Corporation, 200 Elm Street, Stamford, Connecticut 06902, Attention: Corporate Secretary.

In addition, if you would like to receive separate proxy statements and annual reports of Webster in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

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OTHER BUSINESS

OTHER BUSINESS

The Board does not know of any other business to be transacted at the 2024 Annual Meeting of Stockholders, but if any other matters do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Sincerely,

John R. Ciulla
Chairman of the Board and Chief Executive Officer

Stamford, Connecticut

March 15, 2024

Webster Financial Corporation - 2024 Proxy Statement | 59

SCAN TO VIEW MATERIALS & VOTE 200 ELM STREET INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL STAMFORD, CT 06902 Webster Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever. Proxies submitted by Internet or telephone must be received no later than 11:59 P.M. Eastern Time on April 23, 2024 for shares held directly and by 11:59 P.M. Eastern Time on April 19, 2024 for shares held in a Plan (as defined below). VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 P.M. Eastern Time on April 23, 2024 for shares held directly and by 11:59 P.M. Eastern Time on April 19, 2024 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY TELEPHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions no later than 11:59 P.M. Eastern Time on April 23, 2024 for shares held directly and by 11:59 P.M. Eastern Time on April 19, 2024 for shares held in a Plan. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE During The Meeting—Go to www.virtualshareholdermeeting.com/WBS2024 PLEASE RETAIN A COPY OF THE 16-DIGIT CONTROL NUMBER FROM YOUR PROXY CARD, AS YOU WILL NEED IT TO PARTICIPATE IN THE VIRTUAL-ONLY MEETING. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V33929-P02247-Z86673 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY WEBSTER FINANCIAL CORPORATION The Board of Directors recommends a vote FOR ALL Nominees: 1. To elect eleven directors to serve for one-year terms (Proposal 1). Nominees: For Against Abstain 1a. John R. Ciulla [ ] [ ] [ ] For Against Abstain 1b. William L. Atwell [ ] [ ] [ ] 1j. Lauren C. States [ ] [ ] [ ] 1c. John P. Cahill [ ] [ ] [ ] 1k. William E. Whiston [ ] [ ] [ ] 1d. E. Carol Hayles [ ] [ ] [ ] The Board of Directors recommends a vote FOR the following For Against Abstain proposals: 1e. Mona Aboelnaga Kanaan [ ] [ ] [ ] 2. To approve, on a non-binding, advisory basis, the compensation [ ] [ ] [ ] of the named executive officers of Webster (Proposal 2). 1f. Maureen B. Mitchell [ ] [ ] [ ] 3. To vote, on a non-binding, advisory basis, to ratify the appointment [ ] [ ] [ ] of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2024 (Proposal 3). 1g. Laurence C. Morse [ ] [ ] [ ] 1h. Richard O’Toole [ ] [ ] [ ] 1i. Mark Pettie [ ] [ ] [ ] The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting, or any adjournments thereof, in accordance with the determination of a majority of the Board of Directors of Webster. PURSUANT TO THE TERMS OF THE WEBSTER BANK RETIREMENT SAVINGS PLAN AND THE WEBSTER BANK PENSION PLAN (COLLECTIVELY, THE “PLANS”), THIS PROXY CARD, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PLANS. PLEASE SIGN THIS PROXY CARD EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, OR OTHER FIDUCIARY, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. ALL HOLDERS MUST SIGN. IF A CORPORATION OR PARTNERSHIP, PLEASE SIGN IN FULL CORPORATE OR PARTNERSHIP NAME BY AUTHORIZED OFFICER. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V33930-P02247-Z86673 REVOCABLE PROXY ANNUAL MEETING OF STOCKHOLDERS, April 24, 2024—3:00 p.m. Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Webster Financial Corporation (the “Company”) hereby appoints William L. Atwell, Laurence C. Morse and Richard O’Toole, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3:00 p.m. Eastern Time, on Wednesday, April 24, 2024 in a virtual-only format via the Internet, and at any adjournments of the meeting, for the purposes set forth below. The undersigned stockholder hereby revokes any proxy or proxies heretofore given. This proxy will be voted as directed by the undersigned stockholder. Unless contrary direction is given, this proxy will be voted FOR the election of all nominees listed (Proposal 1); FOR the approval, on a non-binding, advisory basis, of the compensation of the named executive officers of Webster (Proposal 2); FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm (Proposal 3); and in accordance with the determination of a majority of the Board of Directors as to other matters. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Assistant Secretary of the Company, by re-voting by Internet or telephone, or by attending the Annual Meeting and voting during the meeting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement. Additional Instructions for Plan Participants: Where applicable, the undersigned hereby directs the Trustee of the Webster Bank Retirement Savings Plan and the Webster Bank Pension Plan (collectively, the “Plans”) to vote all shares of common stock of Webster Financial Corporation credited to the undersigned’s account, for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 24, 2024 at 3:00 p.m. Eastern Time, and at any and all adjournments thereof as set forth on the reverse side hereof. Your vote and the votes of other participants will be tallied by Broadridge and the results provided to the Trustee who will: (1) vote the shares held in the Plans for which the Trustee has received timely instructions on each proposal specified on this proxy card based on the timely voting instructions it has received from participants and (2) vote all shares for which the Trustee has not received timely instructions (including unallocated shares) on each proposal specified on this proxy card in the same proportion as shares for which it has received timely voting instructions. Voting instructions for shares allocated to the Plans must be received by 11:59 p.m. Eastern Time on April 19, 2024. Your voting instruction is confidential. All proxy cards should be forwarded to Broadridge and should not be mailed to Webster Financial Corporation. If Broadridge receives more than one proxy card from you, the card bearing the latest date will be considered to have cancelled all cards bearing an earlier date. Please sign and return the proxy card promptly in the enclosed envelope, or vote via the internet or by telephone. (Continued and to be signed and dated on the reverse side)